As filed with the Securities and Exchange Commission on March 25, 2004

                                                                Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                            _______________________

                                    FORM S-4

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                      02010

                               VAIL RESORTS, INC.
             (Exact name of registrant as specified in its charter)

                    Delaware                                       7990                                    51-0291762
        (State or other jurisdiction of                (Primary Standard Industrial         (I.R.S. Employer Identification Number)
         incorporation or organization)                Classification Code Number)


                             _______________________

                               137 Benchmark Road
                              Avon, Colorado 81620
                                 (970) 845-2500
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                             _______________________

                       See Table of Additional Registrants

                             _______________________

                              Martha D. Rehm, Esq.
                    Senior Vice President and General Counsel
                               Vail Resorts, Inc.
                                Post Office Box 7
                              Vail, Colorado 81658
                                 (970) 845-2500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             _______________________

                                    Copy to:
                              James J. Clark, Esq.
                             Luis R. Penalver, Esq.
                           Cahill Gordon & Reindel LLP
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000
                             _______________________

     Approximate date of commencement of proposed issuance of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                             _______________________

                         CALCULATION OF REGISTRATION FEE
===================================== ============= ===================== =========================== ====================
Title of Each Class of                 Amount to      Proposed Maximum         Proposed Maximum            Amount of
Securities to Be Registered                Be        Offering Price Per    Aggregate Offering Price    Registration Fee
                                       Registered           Unit                     (1)                      (2)
------------------------------------- ------------- --------------------- --------------------------- --------------------
6 3/4%  Senior Subordinated
   Notes Due 2014...............      $390,000,000          100%                 $390,000,000               $49,413
------------------------------------- ------------- --------------------- --------------------------- --------------------
Guarantees of 6 3/4%  Senior
   Subordinated Notes Due 2014..          (3)               (3)                      (3)                      (3)
===================================== ============= ===================== =========================== ====================


(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended (the "Securities Act").

(2)  Calculated pursuant to Rule 457(f)(2) under the Securities Act.

(3) Pursuant to Rule 457(n), no registration fee is required with respect to the Guarantees.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities

Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                                 Additional Registrants

   Exact name of registrant as       State or other jurisdiction of     Primary Standard Industrial            I.R.S. Employer
     specified in its charter        incorporation or organization      Classification Code Number            Identification No.
     ------------------------        -----------------------------      --------------------------            ------------------

Beaver Creek Associates, Inc.                   Colorado                           71392                          84-0677537
Beaver Creek Consultants, Inc.                  Colorado                           56151                          84-0760348
Beaver Creek Food Services, Inc.                Colorado                           72231                          84-0815288
Breckenridge Resort Properties,                 Colorado                          531311                             N/A
Inc.
Complete Telecommunications, Inc.               Colorado                           7385                           84-1533678
Gillett Broadcasting, Inc.                      Delaware                          551112                          37-0920781
Grand Teton Lodge Company                       Wyoming                            7211                           83-0161154
Heavenly Valley, Limited                         Nevada                            71392                          84-0266125
Partnership
Jackson Hole Golf and Tennis                    Wyoming                            7997                              N/A
Club, Inc.
JHL&S LLC                                       Wyoming                            7211                           83-0332983
Keystone Conference Services, Inc.              Colorado                           72111                          84-1075280
Keystone Development Sales, Inc.                Colorado                           53121                          43-1463384
Keystone Food and Beverage Company              Colorado                           72231                          84-0678950
Keystone Resort Property                        Colorado                          531311                          84-0705922
Management Company
Lodge Properties, Inc.                          Colorado                           72111                          84-0607010
Lodge Realty, Inc.                              Colorado                           53121                          13-3051423
Property Management Acquisition                Tennessee                          531311                          62-1634422
Corp., Inc.
Rockresorts Casa Madrona, LLC                   Delaware                           7211                           84-1606603
Rockresorts Cheeca, LLC                         Delaware                           7211                           84-1606605
Rockresorts Equinox, Inc.                       Vermont                            7211                           06-1634157
Rockresorts International, LLC                  Delaware                           7211                           84-1606606
Rockresorts, LLC                                Delaware                           7211                           75-2829919
Rockresorts LaPosada, LLC                       Delaware                           7211                           84-1606604
Rockresorts Rosario, LLC                        Delaware                           7211                           84-1606602
Rockresorts Wyoming, LLC                        Wyoming                            7211                           86-1076452
Teton Hospitality Services, Inc.                Wyoming                            7211                           83-0332998
The Vail Corporation                            Colorado                           71392                          84-0601461
The Village at Breckenridge                    Tennessee                           72111                          62-1633660
Acquisition Corp., Inc.
Vail Associates Holdings, Ltd.                  Colorado                           53139                          84-1214955
Vail Associates Real Estate, Inc.               Colorado                           53121                          84-1013094
Vail Food Services, Inc.                        Colorado                           72231                          84-0596378
Vail Holdings, Inc.                             Colorado                          551112                          84-0568230
Vail Resorts Development Company                Colorado                           23311                          84-1242948
Vail Summit Resorts, Inc.                       Colorado                           71392                          43-1273996
Vail Trademarks, Inc.                           Colorado                          541199                          84-1253320
Vail/Arrowhead, Inc.                            Colorado                           23311                          84-1253319
Vail/Beaver Creek Resort                        Colorado                          531311                          52-1479879
Properties, Inc.
VAMHC, Inc.                                     Colorado                           7211                              N/A
Vail RR, Inc.                                   Colorado                           7211                           84-1606210
VA Rancho Mirage I, Inc.                        Colorado                           7211                           84-1606209
VA Rancho Mirage II, Inc.                       Colorado                           7211                           84-1606208
VA Rancho Mirage Resort, L.P.                   Delaware                           7211                           78-2578150
VR Heavenly I, Inc.                             Colorado                           71392                          33-1039478
VR Heavenly II, Inc.                            Colorado                           71392                          33-1039481


The information in this prospectus is not complete and may be changed. We may not consummate the exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these notes and is not soliciting an offer to acquire these notes in any state where the offer or sale is not permitted.




PROSPECTUS
                   SUBJECT TO COMPLETION, DATED MARCH 25, 2004

                               VAIL RESORTS, INC.



                                 Exchange Offer
                                       for
                     $390,000,000 Aggregate Principal Amount
                                       of
                    6 3/4% Senior Subordinated Notes due 2014

                        ________________________________

                            Terms of Exchange Offer:



     o    Expires 5:00 p.m., New York City time, on , 2004 unless extended.

     o    Subject to certain customary conditions which may be waived by us.

     o All outstanding 6 3/4% Senior Subordinated Notes due 2014 that are validly tendered and not withdrawn will be exchanged.

     o Tenders of outstanding notes may be withdrawn any time prior to the expiration of this exchange offer.

     o The exchange of the outstanding notes will not be a taxable exchange for U.S. federal income tax purposes.

     o    We will not receive any cash proceeds from the exchange offer.

     o The terms of the notes to be issued in exchange for the outstanding notes are substantially identical to the outstanding notes, except for certain transfer restrictions and registration rights relating to the outstanding notes.

     o Any outstanding notes not validly tendered will remain subject to existing transfer restrictions.


     See "Risk Factors," beginning on page 6, for a discussion of certain factors that should be considered by holders before tendering their outstanding notes in the exchange offer.

     There has not previously been any public market for the exchange notes that will be issued in the exchange offer. We do not intend to list the exchange notes on any national stock exchange or on the Nasdaq National Market. There can be no assurance that an active market for such exchange notes will develop.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                  -------------------------------------------

                    The date of this prospectus is [ ], 2004.

                                TABLE OF CONTENTS


                                                                          Page

Market, Ranking and Other Data..............................................i
Forward-Looking Statements..................................................i
Where You Can Find More Information........................................ii
Documents Incorporated by Reference.......................................iii
Prospectus Summary..........................................................1
The Exchange Offer..........................................................2
Summary of the Exchange Notes...............................................5
Risk Factors................................................................7
Ratio of Earnings to Fixed Charges.........................................19
Use of Proceeds............................................................19
Capitalization.............................................................19
The Exchange Offer.........................................................21
Description of Exchange Notes..............................................30
Description of Certain Indebtedness........................................58
Plan of Distribution.......................................................59
Certain Federal Income Tax Considerations..................................61
Legal Matters..............................................................64
Experts....................................................................64

                                _________________

     The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

                         Market, Ranking and Other Data

     The data included or incorporated by reference in this prospectus regarding markets and ranking, including the size of certain markets and our position and the position of our competitors within these markets, are based on reports of published industry sources and our estimates based on our management's knowledge and experience in the markets in which we operate. Our estimates have been based on information obtained primarily from trade and business organizations and other contacts in the markets in which we operate. We believe these estimates to be accurate as of the date of this prospectus. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market, ranking and other similar data included in this prospectus, and estimates and beliefs based on that data, may not be reliable. We cannot guarantee the accuracy or completeness of such information contained in this prospectus.

                           Forward-Looking Statements

     The prospectus contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws. Forward-looking statements may include the words "may," "will," "plans," "estimates," "anticipates," "believes," "expects," "intends" and similar expressions. Although we believe that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected or assumed in our forward-looking statements. These factors, risks and uncertainties include, among others, the following:

     o    the existing SEC formal investigation of us;

     o    economic downturns;

     o    terrorist acts upon the United States;

     o    threat of or actual war;

     o    unfavorable weather conditions;

     o our ability to obtain financing on terms acceptable to us to finance our capital expenditure and growth strategy;

     o    our ability to develop our resort and real estate operations;

     o    competition in our Mountain and Lodging businesses;

     o    our reliance on government permits for our use of federal land;

     o    our ability to integrate and successfully operate future acquisitions;

     o    adverse consequences of current or future legal claims; and

     o    adverse changes in the real estate market.

     Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. We do not intend, and we undertake no obligation, to update any forward-looking statement. We urge you to review carefully "Risk Factors" in this prospectus for a more complete discussion of the risks of an investment in the exchange notes.

                       WHERE YOU CAN FIND MORE INFORMATION


     We are required to file annual, quarterly and special reports, proxy statements, any amendments to those reports and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any documents filed by us with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Reports, proxy statements and information statements, any amendments to those reports and other information filed electronically by us with the SEC are available to the public at the SEC's website at http://www.sec.gov.

     We have filed a registration statement on Form S-4 with the SEC relating to the exchange notes covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of Vail Resorts, Inc., please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's website.

                       DOCUMENTS INCORPORATED BY REFERENCE

     In this document, we "incorporate by reference" the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act including any filings after the date of this prospectus, until the completion of the offering of the exchange notes:

     o Annual Report on Form 10-K of Vail Resorts, Inc. for the fiscal year ended July 31, 2003;

     o Quarterly Report on Form 10-Q of Vail Resorts, Inc. for the quarterly period ended October 31, 2003;

     o Quarterly Report on Form 10-Q of Vail Resorts, Inc. for the quarterly period ended January 31, 2004;

     o Current Report on Form 8-K of Vail Resorts, Inc. filed February 2, 2004; and

     o Proxy Statement for the 2003 Annual Meeting of Shareholders of Vail Resorts, Inc.

     The information in the documents incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the Commission will automatically update and supersede such information.

     Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded does not, except as so modified or superseded, constitute a part of this prospectus.

     We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus, including any beneficial owner of our common stock. To request a copy of any or all of these documents, you should write or telephone us at the following address and telephone number:

                                    Vail Resorts, Inc.
                                    Post Office Box 7
                                    Vail, Colorado  81658
                                    Telephone:  (970) 845-2500
                                    Attention:  Investor Relations
                                    http://www.vailresorts.com


     To obtain timely delivery, you must make your request no later than [ ], 2004 (five business days prior to the expiration date for the exchange offer).

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in connection with, the more detailed information and consolidated financial statements (including the notes thereto) incorporated by reference into this prospectus. The terms "Vail," " the Company," "we," "us" and "our" as used in this prospectus refer to Vail Resorts, Inc. and its subsidiaries and predecessors as a combined entity, except where it is clear from the context that such term means only the parent company. Our fiscal year end is July 31. Unless otherwise specified, "ski season" shall mean the period from the opening of any of our mountains for skiing to the closing of our last mountain for skiing, typically mid-November to mid-April, and "skier visit" shall mean one guest accessing a ski mountain for all or any part of a day or night and includes both paid and complimentary tickets and ski passes.

                                COMPANY OVERVIEW

     Vail Resorts, Inc. was organized as a holding company in 1997 and operates through various subsidiaries. Our operations are grouped into three segments:
Mountain, Lodging and Real Estate. Our Mountain segment owns and operates five ski resort properties, including:

     o    Vail Mountain;

     o    Beaver Creek Resort;

     o    Breckenridge Mountain;

     o    Heavenly Valley Ski Resort; and

     o    Keystone Resort.

     Our Lodging segment owns and/or manages a collection of luxury hotels, a destination resort at Grand Teton National Park, and a series of strategic lodging properties located in proximity to our mountain operations. Our Real Estate segment holds, develops, buys and sells real estate in and around our resort communities.

     We are a publicly-traded company with our common stock listed on the New York Stock Exchange under the symbol "MTN."

                                _________________

     The address of our principal executive office is 137 Benchmark Road, Avon, Colorado 81620. Our phone number is (970) 845-2500. Our Internet website address is www.vailresorts.com. Our website and the information contained in it will not be deemed to be incorporated by reference into this prospectus.

                               The Exchange Offer

Registration Rights......................    You are entitled to exchange your
                                             outstanding notes for freely
                                             tradeable exchange notes with
                                             substantially identical terms. The
                                             exchange offer is intended to
                                             satisfy your exchange rights. After
                                             the exchange offer is complete, you
                                             will no longer be entitled to any
                                             exchange or registration rights
                                             with respect to your outstanding
                                             notes. Accordingly, if you do not
                                             exchange your outstanding notes,
                                             you will not be able to reoffer,
                                             resell or otherwise dispose of your
                                             outstanding notes unless you comply
                                             with the registration and
                                             prospectus delivery requirements of
                                             the Securities Act, or there is an
                                             exemption available.

The Exchange Offer.......................    We are offering to exchange $1,000
                                             principal amount of our 6 3/4%
                                             Senior Subordinated Notes due 2014,
                                             which have been registered under
                                             the Securities Act, for $1,000
                                             principal amount of our outstanding
                                             6 3/4% Senior Subordinated Notes
                                             due 2014, which were issued in a
                                             private offering on January 29,
                                             2004. As of the date of this
                                             prospectus, there are $390.0
                                             million principal amount at
                                             maturity of outstanding notes. We
                                             will issue exchange notes promptly
                                             after the expiration of the
                                             exchange offer.

Resales..................................    We believe that the exchange notes
                                             issued in the exchange offer may be
                                             offered for resale, resold or
                                             otherwise transferred by you
                                             without compliance with the
                                             registration and prospectus
                                             delivery requirements of the
                                             Securities Act, provided that:

                                             o you are acquiring the exchange
                                             notes in the ordinary course of
                                             your business;

                                             o you are not participating, do not
                                             intend to participate and have no
                                             arrangement or understanding with
                                             any person to participate in a
                                             distribution of the exchange notes;
                                             and

                                             o you are not an "affiliate" of
                                             ours.

                                             If you do not meet the above
                                             criteria you will have to comply
                                             with the registration and
                                             prospectus delivery requirements of
                                             the Securities Act in connection
                                             with any reoffer, resale or other
                                             disposition of your exchange notes.

                                             Each broker or dealer that receives
                                             exchange notes for its own account
                                             in exchange for outstanding notes
                                             that were acquired as a result of
                                             market-making or other trading
                                             activities must acknowledge that it
                                             will deliver this prospectus in
                                             connection with any sale of
                                             exchange notes.

Expiration Date..........................    5:00 p.m., New York City time, on
                                             [ ], 2004, unless we extend the
                                             expiration date.

Conditions to the Exchange Offer.........    The exchange offer is subject to
                                             certain customary conditions, which
                                             may be waived by us. The exchange
                                             offer is not conditioned upon any
                                             minimum principal amount of
                                             outstanding notes
                                             being tendered.

Procedures for Tendering Outstanding
   Notes.................................    If you wish to tender outstanding
                                             notes, you must (i) complete, sign
                                             and date the letter of transmittal,
                                             or a facsimile of it, in accordance
                                             with its instructions and transmit
                                             the letter of transmittal, together
                                             with your notes to be exchanged and
                                             any other required documentation,
                                             to The Bank of New York, who is the
                                             exchange agent, at the address set
                                             forth in the letter of transmittal
                                             to arrive by 5:00 p.m., New York
                                             City time, on the expiration date
                                             or (ii) arrange for The Depository
                                             Trust Company ("DTC") to transmit
                                             certain required information,
                                             including an agent's message
                                             forming part of a book-entry
                                             transfer in which you agree to be
                                             bound by the terms of the letter of
                                             transmittal, to the exchange agent
                                             in connection with a book-entry
                                             transfer. See "The Exchange
                                             Offer--Procedures for Tendering
                                             Outstanding Notes." By executing
                                             the letter of transmittal or making
                                             arrangements with DTC as described
                                             above, you will represent to us
                                             that you are acquiring the exchange
                                             notes in the ordinary course of
                                             your business, that you are not
                                             participating, do not intend to
                                             participate and have no arrangement
                                             or understanding with any person to
                                             participate in the distribution of
                                             exchange notes, and that you are
                                             not an "affiliate" of ours. See
                                             "The Exchange Offer--Procedures for
                                             Tendering Outstanding Notes."

Special Procedures for Beneficial Holders    If you are the beneficial holder of
                                             outstanding notes that are
                                             registered in the name of your
                                             broker, dealer, commercial bank,
                                             trust company or other nominee, and
                                             you wish to tender in the exchange
                                             offer, you should contact the
                                             person in whose name your
                                             outstanding notes are registered
                                             promptly and instruct such person
                                             to tender on your behalf. See "The
                                             Exchange Offer--Procedures for
                                             Tendering Outstanding Notes."

Guaranteed Delivery Procedures...........    If you wish to tender your
                                             outstanding notes and you cannot
                                             deliver such notes, the letter of
                                             transmittal or any other required
                                             documents to the exchange agent
                                             before the expiration date or the
                                             procedures for book-entry transfer
                                             cannot be completed on time, you
                                             may tender your outstanding notes
                                             according to the guaranteed
                                             delivery procedures set forth in
                                             "The Exchange Offer--Guaranteed
                                             Delivery Procedures."

Withdrawal Rights........................    Tenders may be withdrawn at any
                                             time before 5:00 p.m., New York
                                             City time, on the expiration date.

Acceptance of Outstanding Notes and
   Delivery of Exchange Notes............    Subject to certain conditions, we
                                             will accept for exchange any and
                                             all outstanding notes which are
                                             properly tendered in the exchange
                                             offer before 5:00 p.m., New York
                                             City time, on the expiration date.
                                             The exchange notes will be
                                             delivered promptly after the
                                             expiration date. See "The Exchange
                                             Offer--Terms of the Exchange
                                             Offer."

Certain Federal Income Tax Considerations    The exchange of outstanding notes
                                             for exchange notes will not be
                                             a taxable event for federal income
                                             tax purposes. You will not
                                             recognize any taxable gain or loss
                                             as a result of exchanging
                                             outstanding notes for exchange
                                             notes, and you will have the same
                                             tax basis and holding period in the
                                             exchange notes as you had in the
                                             outstanding notes immediately
                                             before the exchange. See "Certain
                                             Federal Income Tax Considerations."

Use of Proceeds..........................    We will not receive any proceeds
                                             from the issuance of the exchange
                                             notes.


Exchange Agent...........................    The Bank of New York is serving as
                                             exchange agent in connection with
                                             the exchange offer. The address,
                                             telephone number and facsimile
                                             number of the exchange agent are
                                             set forth in "The Exchange
                                             Offer--Exchange Agent."

                          Summary of the Exchange Notes

     The summary below describes the principal terms of the exchange notes. Some of the terms and conditions described below are subject to important limitations and exceptions. The "Description of Exchange Notes" section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes.

Issuer.....................................  Vail Resorts, Inc.

Securities.................................  $390.0 million in principal amount of senior subordinated notes due
                                             2014.

Maturity...................................  February 15, 2014.

Interest...................................  Interest will accrue on the exchange notes at an annual rate of
                                             6 3/4% from the last interest
                                             payment date on which interest was
                                             paid on the outstanding notes
                                             surrendered in exchange therefor or
                                             if no interest has been paid on the
                                             outstanding notes, from January 29,
                                             2004 and will be payable
                                             semi-annually in arrears on
                                             February 15 and August 15 of each
                                             year, beginning on August 15, 2004.

Guarantees.................................  Our obligations on the exchange notes will be fully and
                                             unconditionally guaranteed by
                                             substantially all of our current
                                             and future domestic subsidiaries.

Ranking....................................  The exchange notes will be general unsecured senior subordinated debt
                                             of Vail Resorts, Inc. Accordingly,
                                             they will rank:

                                             o junior to our existing and future
                                             senior debt;

                                             o pari passu with all of our
                                             existing and future unsecured
                                             senior subordinated debt;

                                             o senior to all of our existing and
                                             future subordinated debt; and

                                             o effectively junior to all
                                             indebtedness of our existing and
                                             future subsidiaries that are not
                                             guarantors of the exchange notes.

                                             The guarantees will be general
                                             unsecured senior subordinated
                                             obligations of the guarantors.
                                             Accordingly, they will rank junior
                                             to all senior debt of the
                                             guarantors, pari passu with all
                                             unsecured senior subordinated debt
                                             of the guarantors and senior to all
                                             future subordinated debt of the
                                             guarantors.

                                             As of January 31, 2004, after
                                             giving pro forma effect to the
                                             discharge of the portion of our
                                             $360 million 8.75% senior
                                             subordinated notes ("8.75% Notes")
                                             not tendered in our recent tender
                                             offer ($11.2 million principal
                                             amount), we had $632.0 million of
                                             debt outstanding, $242.0 million of
                                             which would have been senior debt.

Optional Redemption........................  We may redeem the exchange notes, in whole or in part, at any time on
                                             or after February 15, 2009, at the
                                             redemption prices described in the
                                             section "Description of Exchange
                                             Notes--Optional

                                             Redemption," plus accrued and
                                             unpaid interest.

                                             In addition, on or before February
                                             15, 2007, we may redeem up to 35%
                                             of the exchange notes with the net
                                             cash proceeds from certain equity
                                             offerings at the redemption price
                                             listed in "Description of Exchange
                                             Notes--Optional Redemption."
                                             However, we may only make such
                                             redemptions if at least 65% of the
                                             aggregate principal amount of notes
                                             issued under the indenture remains
                                             outstanding immediately after the
                                             occurrence of such redemption.

                                             Prior to February 15, 2009, we may
                                             also redeem the exchange notes, in
                                             whole or in part, upon the
                                             occurrence of a change of control
                                             at a make-whole price as described
                                             under "Description of Exchange
                                             Notes--Optional Redemption."

Change of Control..........................  If we experience certain kinds of changes of control, we must offer
                                             to purchase the exchange notes at
                                             101% of their face amount, plus
                                             accrued interest.

Certain Covenants..........................  The indenture governing the exchange notes will, among other
                                             things, limit our ability and the
                                             ability of our restricted
                                             subsidiaries to:

                                             o borrow money or sell preferred
                                             stock;

                                             o create liens;

                                             o pay dividends on or redeem or
                                             repurchase stock;

                                             o make certain types of
                                             investments;

                                             o sell stock in our restricted
                                             subsidiaries;

                                             o create restrictions on the
                                             ability of our restricted
                                             subsidiaries to pay dividends or
                                             make other payments to us;

                                             o enter into transactions with
                                             affiliates;

                                             o issue guarantees of debt; and

                                             o sell assets or merge with other
                                             companies.

                                             These covenants contain important
                                             exceptions, limitations and
                                             qualifications. For more details,
                                             see "Description of Exchange
                                             Notes."

     You should refer to "Risk Factors" for an explanation of certain risks of investing in the exchange notes.

                                  RISK FACTORS

     You should carefully consider the risk factors set forth below as well as the other information contained in this prospectus before deciding to invest in the exchange notes offered pursuant to this prospectus. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. Any of the following risks could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

                          Risks Related to Our Business

Our business is seasonal.

     Our Mountain and Lodging operations are seasonal in nature. In particular, revenues and profits for all of our Mountain and most of our Lodging operations are substantially lower, and historically result in losses, from late spring to late fall. Conversely, Grand Teton Lodge Company ("GTLC") and certain managed properties' peak operating seasons occur during the summer months while the winter season generally results in operating losses. However, revenues and profits generated by GTLC's summer operations and management fees from those managed properties are not sufficient to fully offset our off-season losses from our Mountain and other Lodging operations. During the 2003 fiscal year, 76% of total Resort (Mountain and Lodging combined) revenues were earned during the second and third fiscal quarters. Quarterly results may also be materially affected by the timing of snowfall and other unforeseen external factors. Therefore, the operating results for any three-month period are not necessarily indicative of the results that may be achieved for any subsequent fiscal quarter or for a full fiscal year.

We are subject to unfavorable weather conditions.

     The ability to attract visitors to ski resorts is influenced by weather conditions and by the amount and timing of snowfall during the ski season. Unfavorable weather conditions can adversely affect skier visits, and adversely affect our revenues and profits. In the past 20 years, our Colorado ski resorts have averaged between 20 and 30 feet of annual snowfall and our California ski resort receives average yearly snowfall of between 25 and 35 feet, significantly in excess of the average for U.S. ski resorts. However, there is no assurance that our resorts will receive seasonal snowfalls near the historical average in the future. Also, the early season snow conditions and skier perceptions of early season snow conditions influence the momentum and success of the overall season. In addition, a severe and prolonged drought could affect our otherwise adequate snowmaking water supplies. Unfavorable weather conditions such as drought, hurricanes, tropical storms and tornadoes can adversely affect our other resorts and lodging properties as vacationers tend to delay or postpone vacations if weather conditions differ from those that typically prevail at such resorts for a given season. There is no way for us to predict future weather patterns or the impact that weather patterns may have on results of operations or visitation.

We depend on a seasonal workforce.

     Our Mountain and Lodging operations are largely dependent on a seasonal workforce. We recruit worldwide to fill staffing needs each season and utilize visas to enable the use of foreign workers. In addition, we manage seasonal wages and the timing of the hiring process to ensure the appropriate workforce is in place. While we do not currently foresee the need to increase seasonal wages to attract employees, we cannot guarantee that such an increase will not be necessary in the future. In addition, we cannot guarantee that we will be able to obtain the visas necessary to hire foreign workers who are an important source for the seasonal workforce. Increased seasonal wages or an inadequate workforce could have an adverse impact on our results of operations; however, we are unable to predict with any certainty whether such situations will arise or the potential impact on results of operations.

We are currently the subject of an SEC investigation.

     In October 2002, after voluntary consultation with the SEC staff on the appropriate accounting for recognizing revenue on initiation fees related to the sale of memberships in private clubs, we restated and reissued our historical financial statements for fiscal 1999 through fiscal 2001, primarily to reflect a revision in the accounting treatment for recognizing revenue on initiation fees related to the sale of memberships in private clubs. In 2002, we engaged our new auditors to do a re-audit of the fiscal years 1999-2001 and filed an amended Form 10-K for fiscal 2001 reflecting all adjustments made as a result of the re-audit, in addition to the revision in accounting for the club fees. In February 2003, the SEC informed us that it had issued a formal order of investigation with respect to us. At that time, the inquiry related to our previous accounting treatment for the private club initiation fees.

     In October 2003, the SEC issued a subpoena to us to produce documents related to several matters, including the sale of memberships in private clubs. In November 2003, the SEC issued an additional subpoena to us to produce documents related primarily to the additional restatement items that were first reported in our Form 10-K for the year ended July 31, 2003. We are fully cooperating with the SEC in its investigation. We are unable to predict the outcome of the investigation or any action that the SEC might take, including the imposition of fines and penalties, or other available remedies. Any adverse development in connection with the investigation, including any expansion of the scope of the investigation, could have a material adverse effect on us, including diverting the efforts and attention of our management team from our business operations.

We are subject to economic downturns.

     Skiing, travel and tourism are discretionary recreational activities that can be impacted by a significant economic slowdown, which, in turn, could impact our operating results. The recent extended economic downturn has negatively impacted our operating results although we had historically been relatively unaffected by economic downturns. There can be no assurance that a continued or future decrease in the amount of discretionary spending by the public would not have an adverse effect on us.

Our cost reduction plan might fail to achieve anticipated cost savings and operational efficiencies.

     We implemented a plan for fiscal 2004 to achieve approximately $25 million in year-over-year cost savings and improved profits. We cannot assure you that this plan will be successful in achieving the anticipated cost savings, operational efficiencies or profit improvements. We also cannot assure you that the cost savings will not cause unanticipated negative impacts to guest services, which could lead to adverse effects on us.

We face significant competition.

     The ski resort and lodging industries are highly competitive. The number of people who ski in the United States (as measured in skier visits) has generally ranged between 52 million and 57 million annually over the last decade, with
57.6 million for the 2002/03 ski season. The factors that we believe are important to customers include:

     o    proximity to population centers;

     o    availability and cost of transportation to ski areas;

     o ease of travel to ski areas (including direct flights by major airlines);

     o    pricing of products and services;

     o    snowmaking facilities;

     o    type and quality of skiing offered;

     o    duration of the ski season;

     o    weather conditions;

     o    number, quality and price of related services and lodging; and

     o    reputation.

     We have many competitors for our ski vacationers, including other major resorts in Colorado and throughout North America. Our destination guests can choose from any of these alternatives, as well as non-skiing vacation destinations around the world. Our Colorado day skier customers can choose from a number of nearby competitors, including Copper Mountain, Winter Park, Arapahoe Basin and Loveland ski areas. In addition, other forms of leisure such as attendance at movies, sporting events and participation in other indoor and outdoor recreational activities are available to potential guests.

     RockResorts International, LLC ("RockResorts") hotels and our other hotels compete with numerous other hotel companies that may have greater financial resources than we do. Many of our competitors in both the Mountain and Lodging segments may be able to adapt more quickly to changes in customer requirements or devote greater resources to promotion of their offerings than we can. We believe that developing and maintaining a competitive advantage will require continued investment by us in our resorts and in our sales and marketing efforts. We cannot assure you that we will have sufficient resources to make the necessary investments to do so, and we cannot assure you that we will be able to compete successfully in this market or against such competitors.

     In addition, each of our hotels competes with other hotels in its geographic area. A number of additional hotel rooms have been or may be built in the geographic areas in which our hotels are located, which could adversely affect the results of operations of these hotels. An oversupply of hotel rooms could adversely affect both occupancy and rates in the markets in which our hotels are located. A significant increase in the supply of mid-price, upscale, and upper-upscale hotel rooms and suites, if demand fails to increase proportionately, could have an adverse effect on our business, financial condition and results of operations.

We have identified a material weakness and certain significant deficiencies in our internal controls over financial reporting.

     In connection with the issuance of our audited financial statements for fiscal 2003, we identified issues with our internal financial control structure and restated our historical financial statements. While we have implemented a specific action plan to address the internal control weaknesses and to enhance the reliability and effectiveness of our control procedures, we cannot guarantee that similar or other internal control weaknesses will not be identified in the future.

     Additionally, we are currently reviewing and testing our material internal control systems, processes and procedures in compliance with the requirements of Sarbanes-Oxley Regulation 404. There can be no assurances that such a review will not result in the identification of significant control deficiencies or that our auditors will be able to attest to the adequacy of our internal controls.

Our recent or future acquisitions might not be successful.

     In recent years, we have acquired a major ski resort and several other destination resorts and hotel properties, including Heavenly Ski Resort, RockResorts and its associated management contracts, The Lodge at Rancho Mirage and The Vail Marriott Mountain Resort & Spa, as well as developable land in proximity to such resorts. We cannot assure you that we will be able to continue to successfully integrate and manage these acquired properties profitably or increase our profits from these operations. We continually evaluate potential acquisitions and intend to actively pursue acquisition opportunities, some of which could be significant. We would face various risks from additional acquisitions, including:

     o    inability to integrate acquired businesses into our operations;

     o    potential goodwill impairment;

     o    diversion of our management's attention;

     o    potential increased debt leverage; and

     o    unanticipated problems or liabilities.

     Similar problems from future acquisitions could adversely affect our operations and financial performance. In addition, we run the risk that our new acquisitions may fail to perform in accordance with our expectations, and that our estimates of the costs of improvements for such properties may prove inaccurate. We cannot assure you that we will be able to mitigate exposure to these markets in the future.

Our future development plans might not be successful.

     We have significant development plans for our operations. We could experience significant difficulties initiating or completing these projects, including:

     o    delays in completion;

     o market or economic downturns impacting our ability to achieve required revenues from sales;

     o    inaccurate cost estimates;

     o    difficulty in finding partners to assist with financing;

     o    difficulty in receiving the necessary regulatory approvals; and

     o    difficulty in obtaining qualified subcontractors.

     Additionally, we may not benefit from the projects as we expected. Further, we may not be able to fund these projects with cash flow from operations and borrowings under our credit facility or third-party non-recourse financing if we face these difficulties.

     In addition, we may decide to alter or abandon a development plan that is currently underway or under consideration. Consequently, you should not place undue reliance upon any particular development plan as such plan may not be consummated, or may not be consummated in the manner described in this prospectus.

Terrorist acts upon the United States and acts of war (actual or threatened) could have a material adverse effect on us.

     The terrorist acts carried out against the United States on September 11, 2001 have had an adverse effect on the global travel and leisure industry. The war with Iraq and its aftermath also had a materially adverse effect on us. We cannot guarantee if or when normal travel and vacation patterns will resume. Additional terrorist acts against the United States and the threat of or the actual act of war by or upon the United States could result in further degradation of discretionary travel, upon which our operations are highly dependent. Such degradation could have a material adverse impact on our results of operations.

Unforeseen global events could adversely impact us.

     The SARS epidemic in the spring of 2003 adversely impacted the international travel industry and, consequently, adversely impacted our business. Other such events of a global nature could also adversely impact discretionary travel, upon which our operations are highly dependent, which could have a material adverse impact on our results of operations.

We rely on government permits.

     Virtually all of our ski trails and related activities at Vail, Breckenridge, Keystone and Heavenly and a substantial portion on Beaver Creek are located on federal land. The United States Forest Service (the "Forest Service") has granted us permits to use these lands, but maintains the right to review and approve many operational matters, as well as the location, design and construction of improvements in these areas. Currently, our permits expire October 31, 2031 for Vail, December 31, 2029 for Breckenridge, December 31, 2032 for Keystone, May 1, 2042 for Heavenly and December 31, 2038 for Beaver Creek. The Forest Service can terminate most of these permits if, in its opinion, such revocation is required in the public interest. A termination of any of our permits would adversely affect our business and operations.

     We have applied for several new permits or other approvals for improvements and new development. These efforts, if not successful, could impact our expansion efforts as currently contemplated. Furthermore, Congress may increase the fees we pay to the Forest Service for use of these federal lands.

     GTLC operates three resort properties within Grand Teton National Park under a concession contract with the National Park Service that expired on December 31, 2002. This contract was extended for two years through December 31, 2004, or until such time a new contract is awarded, whichever occurs first. The new contract for this concession is subject to a competitive bidding process under the rules promulgated to implement the concession provisions of the National Park Omnibus Management Act of 1998. The bidding and renewal process is expected to occur in early to mid-2004. We cannot predict or guarantee the prospects for success in being awarded a new contract, although we believe GTLC is well-positioned to obtain a new concession contract on satisfactory terms. In the event GTLC is not the successful bidder for the new concession contract, under the existing contract, GTLC is required to sell to the new concessionaire its "possessory interest" in improvements and its other property used in connection with the concession operations. GTLC would then be entitled to be compensated by the successful bidder for the value of its "possessory interest" in the assets, although the matter may be subject to arbitration if the value is disputed. Under an amendment to the contract, in the summer of 2003, GTLC and the National Park Service agreed upon the value to be contained in the prospectus soliciting bids for the contract.

We are subject to litigation in the ordinary course of business.

     We are, from time to time, subject to various legal proceedings and claims, either asserted or unasserted. Any such claims, whether with or without merit, could be time-consuming and expensive to defend and could divert management's attention and resources. While management believes we have adequate insurance coverage and accrued loss contingencies for all known matters, we cannot assure that the outcome of all current or future litigation will not have a material adverse effect on us. For a more detailed discussion of our legal proceedings see Note 12 to "Consolidated Condensed Financial Statements" included in our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2004.

We are subject to extensive environmental laws and regulations in the ordinary course of business.

     Our operations are subject to a variety of federal, state and local environmental laws and regulations including those relating to emissions to the air, discharges to water, storage, treatment and disposal of wastes, land use, remediation of contaminated sites and protection of natural resources such as wetlands. For example, future expansions of certain of our ski facilities must comply with applicable forest plans approved under the National Forest Management Act or local zoning requirements. Our facilities are subject to risks associated with mold and other indoor building contaminants. From time to time, our operations are subject to inspections by environmental regulators or other regulatory agencies. We are also subject to worker health and safety requirements. We believe our operations are in substantial compliance with applicable environmental, health and safety requirements. However, our efforts to comply do not remove the risk that we may be held liable, incur fines or be subject to claims for damages, and that the amount of any liability, fines, damages or remediation costs may be material for, among other things, the presence or release of regulated materials at, on or emanating from properties we now or formerly owned or operated, newly discovered environmental impacts or contamination at or from any of our properties, or changes in environmental laws and regulations or their enforcement. For a more detailed discussion of our mold remediation efforts see Note 13 to "Consolidated Condensed Financial Statements" included in our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2004.

Implementation of existing and future legislation, rulings, standards and interpretations from the FASB or other regulatory bodies could affect the presentation of our financial statements and related disclosures.

     The FASB has recently issued FIN No. 46, FIN No. 46R and SFAS No. 150, which we are currently in the process of implementing. The implementation of these accounting pronouncements could affect the way we account for our involvement with variable interest entities and could also affect the presentation of liabilities and equity on our balance sheet, including potentially recording certain off-balance sheet liabilities on our balance sheet. These and other future regulatory requirements could significantly change our current accounting practices and disclosures. Such changes in the presentation of our financial statements and related disclosures could change your interpretation or perception of our financial position and results of operations. For a more detailed discussion on the possible treatment of our variable interest entities see "Off Balance Sheet Arrangements" and "New Accounting Pronouncements" under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 8 to "Consolidated Condensed Financial Statements" included in our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2004.

We are subject to the risks of brand concentration.

     We are subject to the potential risks associated with concentration of our hotels under the RockResorts brand. A negative public image or other adverse event which becomes associated with the RockResorts brand could adversely affect hotels operated under that brand. Should the RockResorts brand suffer a significant decline in popularity with the traveling public, it could adversely affect our revenues and profitability.

Our future growth and real estate development requires additional capital whose availability is not assured.

     We intend to make significant investments in our resorts to maintain our competitive position. We spent approximately $106.3 million, $76.2 million and $57.8 million in the fiscal years ended July 31, 2003, 2002 and 2001, respectively, on capital expenditures and we have made investments of approximately $22.6 million, $68.7 million and $39.2 million in fiscal years 2003, 2002 and 2001, respectively, in our real estate developments, and we expect to continue making substantial resort capital expenditures and investments in real estate development. We estimate that we will make aggregate capital expenditures and investments in real estate of approximately $50 million to $70 million during the remainder of fiscal 2004, and approximately $130 million to $140 million for calendar 2004. We could finance future expenditures from any of the following sources:

     o    cash flow from operations;

     o    bank borrowings;

     o    public offerings of debt or equity;

     o    private placements of debt or equity;

     o    non-recourse, sale leaseback or other financing; or

     o    some combination of the above.

     We might not be able to obtain financing for future expenditures on favorable terms or at all.

Future changes in the real estate market could affect the value of our investments.

     We have extensive real estate holdings near our mountain resorts and in Wyoming. We plan to make significant additional investments in developing property at all of our resorts. The value of our real property and the revenue from related development activities may be adversely affected by a number of factors, including:

     o    national and local economic climate;

     o local real estate conditions (such as an oversupply of space or a reduction in demand for real estate in an area);

     o attractiveness of the properties to prospective purchasers and tenants;

     o    competition from other available property or space;

     o    our ability to obtain adequate insurance;

     o    unexpected construction costs or delays;

     o    government regulations and changes in real estate, zoning or tax laws;

     o    interest rate levels and the availability of financing; and

     o    potential liabilities under environmental and other laws.

If we do not retain our key personnel, our business may suffer.

     The success of our business is heavily dependent on the leadership of our key management personnel. If any of these persons were to leave our company, it would be difficult to replace them, and our business could be harmed. We do not have "key-man" life insurance.

Apollo Ski Partners has influence over us.

     Apollo Ski Partners owns approximately 99.9% of our outstanding shares of Class A Common Stock, giving them approximately 21.1% of the combined voting power with respect to all matters submitted for a vote of all stockholders. Pursuant to our bylaws, the holders of Class A Common Stock have the right to elect a class of directors that constitutes up to two-thirds of our board of directors. Accordingly, Apollo Ski Partners and, indirectly, Apollo Advisors, L.P. (which indirectly controls Apollo Ski Partners) have the ability to elect two-thirds of our board of directors and control the approval of matters requiring approval by the board of directors, including mergers, liquidations and asset acquisitions and dispositions. However, in order to assist us in complying with new NYSE rules which require listed companies to have a board of directors composed of a majority of "independent" directors, Apollo Ski Partners has agreed that the directors that they are entitled to elect may include as many independent directors as necessary so that we can comply with this new rule. However, notwithstanding the above, Apollo Ski Partners will still have several designees on the board of directors and will be able to influence the board of directors. In addition, Apollo Ski Partners and Apollo Advisors, L.P. may be able to significantly influence decisions on matters submitted for stockholder consideration. The Lead Director on our board of directors is associated with Apollo Ski Partners. Apollo Ski Partners may freely sell up to 1,500,000 shares of common stock pursuant to an effective registration statement filed with the Securities and Exchange Commission. After giving pro forma effect to the sale of these shares as of March 1, 2004, Apollo Ski Partners would own 99.9% of our outstanding Class A common stock, with approximately 16.8% of the combined voting power with respect to all matters submitted for a vote of stockholders.

                       Risks Related to the Exchange Notes

Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the exchange notes.

     We have now and, after the offering, will continue to have a significant amount of indebtedness. On January 31, 2004, after giving pro forma effect to the discharge of the portion of our 8.75% senior subordinated notes not tendered in the tender offer (see Note 5 to "Consolidated Condensed Financial Statements" included in our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2004), we would have had total indebtedness of $632.0 million (of which $390 million would have consisted of the 6.75% senior subordinated notes and the balance would have consisted of senior debt).

     Our substantial indebtedness could have important consequences to you. For example, it could:

     o make it more difficult for us to satisfy our obligations with respect to the exchange notes;

     o increase our vulnerability to general adverse economic and industry conditions;

     o require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;

     o limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

     o place us at a competitive disadvantage compared to our competitors that have less debt; and

     o    limit our ability to borrow additional funds.

     In addition, both the indenture governing the exchange notes and our Credit Facility contain financial and other restrictive covenants that limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debts. Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial leverage.

     We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture do not fully prohibit us or our subsidiaries from doing so. Our Credit Facility would permit additional borrowings of up to $65.1 million (as of January 31, 2004) after completion of the offering and all of those borrowings would rank senior to the exchange notes and the subsidiary guarantees. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify. See "Description of Certain Indebtedness--Credit Facility."

There are restrictions imposed by the terms of our indebtedness.

     The operating and financial restrictions and covenants in our credit facility and the indenture governing the exchange notes may adversely affect our ability to finance future operations or capital needs or to engage in other business activities. In addition, there can be no assurance that we will meet the financial covenants contained in our credit facility. If we breach any of these restrictions or covenants, or suffer a material adverse change which restricts our borrowing ability under our credit facility, we would be unable to borrow funds thereunder without a waiver, which inability could have an adverse effect on our business, financial condition and results of operations. A breach could cause a default under the exchange notes and our other debt. Our indebtedness may then become immediately due and payable. We may not have or be able to obtain sufficient funds to make these accelerated payments, including payments on the exchange notes.

     In addition, the indenture governing the exchange notes restricts, among other things, our ability to:

     o    borrow money or sell preferred stock;

     o    create liens;

     o    pay dividends on or redeem or repurchase stock;

     o    make certain types of investments;

     o    sell stock in our restricted subsidiaries;

     o    restrict dividends or other payments from subsidiaries;

     o    enter into transactions with affiliates;

     o    issue guarantees of debt; and

     o    sell assets or merge with other companies.

     If we fail to comply with these covenants, we would be in default under the indenture governing the exchange notes, and the principal and accrued interest on the exchange notes would become due and payable. See "Description of Exchange Notes--Certain Covenants."

To service our indebtedness, we will require a significant amount of cash, generation of which depends on many factors beyond our control.

     Our ability to make payments on and to refinance our indebtedness, including the exchange notes, and to fund planned capital expenditures and development efforts will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

     Based on our current level of operations, we believe our cash flow from operations, available cash and available borrowings under our Credit Facility will be adequate to meet our future liquidity needs for at least the next twelve months.

     We cannot assure you, however, that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule or that future borrowings will be available to us under our Credit Facility in an amount sufficient to enable us to pay our indebtedness, including the exchange notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the exchange notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our Credit Facility and the exchange notes, on commercially reasonable terms or at all.

Your right to receive payments on the exchange notes is junior to our existing indebtedness and possibly all of our future borrowings. Further, the guarantees of the exchange notes are junior to all of our guarantors' existing indebtedness and possibly to all their future borrowings.

     The exchange notes and the subsidiary guarantees rank behind all of our and the subsidiary guarantors' existing indebtedness (other than trade payables) and all of our and their future borrowings (other than trade payables), except any future indebtedness that expressly provides that it ranks equal with, or subordinated in right of payment to, the exchange notes and the guarantees. As a result, upon any distribution to our creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors or our or their property, the holders of our senior debt and debt of the guarantors will be entitled to be paid in full and in cash before any payment may be made with respect to the exchange notes or the subsidiary guarantees.

     In addition, all payments on the exchange notes and the guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on senior debt.

     In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors, holders of the exchange notes will participate with trade creditors and all other holders of our and the guarantors' subordinated indebtedness in the assets remaining after we and the subsidiary guarantors have paid all of our senior debt. However, because the indenture requires that amounts otherwise payable to holders of the exchange notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the exchange notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we and the subsidiary guarantors may not have sufficient funds to pay all of our creditors and holders of notes may receive less, ratably, than the holders of our senior debt.

     As of January 31, 2004, the notes and the subsidiary guarantees were subordinated to $242.0 million of senior debt and approximately $65.1 million was available for borrowing as additional senior debt under our Credit Facility. We are permitted to borrow substantial additional indebtedness, including senior debt, in the future under the terms of the indenture.

We may not have access to the cash flow and other assets of our subsidiaries that may be needed to make payment on the exchange notes.

     Although much of our business is conducted through our subsidiaries, none of our subsidiaries is obligated to make funds available to us for payment on the exchange notes. Accordingly, our ability to make payments on the exchange notes is dependent on the earnings and the distribution of funds from our subsidiaries. The terms of the Credit Facility restrict our subsidiaries from paying dividends and otherwise transferring assets to us. Furthermore, our subsidiaries are permitted under the terms of the indenture to incur additional indebtedness that may severely restrict or prohibit the making of distributions, the payment of dividends or the making of loans by such subsidiaries to us. We cannot assure you that the agreements governing the current and future indebtedness of our subsidiaries will permit our subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on the exchange notes when due. See "Description of Certain Indebtedness."

Your right to receive payments on the exchange notes could be adversely affected if any of our non-guarantor subsidiaries declare bankruptcy, liquidate or reorganize.

     Some of our subsidiaries will not guarantee the exchange notes. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

     As of January 31, 2004, the notes were junior to $111.9 million of indebtedness and other liabilities (including trade payables) of our non-guarantor subsidiaries. Our non-guarantor subsidiaries held 9.8% of our consolidated assets as of January 31, 2004. For a more detailed discussion of our non-guarantor subsidiaries see Note 16 to "Consolidated Condensed Financial Statements" included in our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2004.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.

     Upon the occurrence of certain kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions in our Credit Facility will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the indenture. See "Description of Exchange Notes--Repurchase at the Option of Holders."

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors.

     Under federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

     o received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

     o    was insolvent or rendered insolvent by reason of such incurrence; or

     o was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

     o intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

     In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

     o the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

     o the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

     o    it could not pay its debts as they become due.

     On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of the exchange notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

The exchange notes will be new securities for which there is currently no public market.

     We do not intend to list the exchange notes on any national securities exchange or quotation system. The initial purchasers in the offering of outstanding notes have advised us that they currently intend to make a market in the exchange notes, but they are not obligated to do so and, if commenced, may discontinue such market making at any time. Accordingly, no market may develop for the exchange notes, and if a market does develop, it may have limited or no liquidity.

Failure to exchange your outstanding notes will leave them subject to transfer restrictions.

     If you do not exchange your outstanding notes for exchange notes, you will continue to be subject to the restrictions on transfer of your outstanding notes set forth in their legend because the outstanding notes were issued pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. In general, outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We currently do not anticipate registering the outstanding notes under the Securities Act. As outstanding notes are tendered and accepted in the exchange offer, the aggregate principal amount of outstanding notes will decrease, which will decrease their liquidity.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our consolidated ratio of earnings to fixed charges for each of the periods indicated.

     For purposes of calculating the ratio of earnings to fixed charges, earnings consist of pretax income from continuing operations before adjustment for (a) minority interest in consolidated subsidiaries and equity method earnings or losses, (b) fixed charges, (c) amortization of interest capitalized,
(d) distributed income from equity method investees and (e) minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. From the total of these items interest capitalized is deducted. Fixed charges include:
(i) interest expense; (ii) loss on extinguishment of debt; (iii) interest capitalized; (iv) amortization of debt issuance cost and (v) an estimate of the interest component of rent expense. As of the date of this prospectus, we have no preferred stock outstanding. The ratio of earnings to fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges in all periods as we have not had any preferred stock outstanding (all amounts in thousands of dollars, except ratios). In the calculation of the pro-forma ratio of earnings to fixed charges, we have removed the interest expense, amortization of deferred finance charges and amortization of issuance discount associated with the 8.75% Notes and have added back the interest expense and amortization of deferred finance charges associated with the 6.75% Notes. In addition, we have removed the loss on extinguishment of debt charge.


                                           Year Ended July 31,                        Six Months Ended January 31,
                           1999    2000    2001   2002     2003     Pro-Forma       2003        2004     Pro-Forma 2004
                                                                       2003
Ratio of Earnings to       1.29    1.43    1.63   1.32     --          --           --          --            1.43
Fixed Charges
Deficiency of Earnings      --      --     --      --     $9,590      $2,961      $15,448     $28,069         --
to Fixed Charges



                                 USE OF PROCEEDS

     The exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any cash proceeds from the exchange offer.

     The net proceeds from the original sale of the outstanding notes were $383.2 million. We used the net proceeds from the sale of the outstanding notes to purchase the portion of our outstanding 8.75% Senior Subordinated Notes due 2009 (the "8.75% Notes") tendered in our recent tender offer and to pay related premiums, fees and expenses.

                                 CAPITALIZATION

     The following table sets forth our cash and cash equivalents and capitalization as of January 31, 2004 on an actual basis, and as adjusted to reflect the discharge of all our 8.75% Notes not tendered in the tender offer.


                                                                                     As of January 31, 2004
                                                                                                         As
                                                                                   Actual           Adjusted (1)
                                                                                         ($ in millions)
Cash and cash equivalents                                                         $    42.6          $    30.8
Revolving credit facility due 2007                                                      -                  -
Term loan due 2010                                                                     99.3               99.3
Other senior debt                                                                     142.7              142.7
         Total senior debt                                                        $   242.0          $   242.0
8.75% senior subordinated notes due 2009(1)                                            11.2               --
Discount on 8.75% senior subordinated notes due 2009                                   (0.2)              --


                                      -19-

6.75% senior subordinated notes due 2014                                              390.0              390.0
         Total debt including current maturities                                  $   643.0          $   632.0
Minority interest                                                                      30.9               30.9
Shareholders' equity                                                                  464.5              463.9(2)
         Total capitalization                                                     $ 1,138.4          $ 1,126.8



(1) Assumes that all of the 8.75% Notes not tendered in the tender offer were called at 104.375% of their principal amount. We will call the 8.75% Notes remaining outstanding in May.

(2) The $564,000 adjustment to shareholders' equity consists of an estimated $904,000 total charge, tax effected at 37.6%. The $904,000 estimated charge represents a $492,000 call premium and $232,000 and $180,000 in unamortized financing fees and unamortized original issue discount, respectively, relating to the 8.75% Notes not tendered in the tender offer.

                               THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

     Exchange Offer Registration Statement. We issued the outstanding notes on January 29, 2004. The initial purchasers have advised us that they subsequently resold the outstanding notes to "qualified institutional buyers" in reliance on Rule 144A under the Securities Act and to certain persons in offshore transactions in reliance on Regulation S under the Securities Act. As a condition to the offering of the outstanding notes, we entered into a registration rights agreement dated January 29, 2004, pursuant to which we agreed, for the benefit of all holders of the outstanding notes, at our own expense, to do the following:

          (1) to file the registration statement of which this prospectus is a part with the Commission on or prior to 60 days after the closing date of the outstanding notes;

          (2) to use our commercially reasonable best efforts to cause the registration statement to be declared effective under the Securities Act on or prior to 270 days after the closing date of the outstanding notes;

          (3) to use our best efforts to keep the registration statement effective until the closing of the exchange offer; and

          (4) to use our commercially reasonable best efforts to issue, on or prior to 60 days after the date on which the exchange offer registration statement is declared effective by the Commission, exchange notes in exchange for all outstanding notes tendered prior thereto.

     Further, we agreed to keep the exchange offer open for acceptance for not less than the minimum period required under applicable Federal and state securities laws. For each outstanding note validly tendered pursuant to the exchange offer and not withdrawn, the holder of the outstanding note will receive an exchange note having a principal amount equal to that of the tendered outstanding note. Interest on each exchange note will accrue from the last date on which interest was paid on the tendered outstanding note in exchange therefor or, if no interest was paid on such outstanding note, from the issue date.

     The following is a summary of the registration rights agreement. It does not purport to be complete and it does not contain all of the information you might find useful. For further information you should read the registration rights agreement, a copy of which has been filed as an exhibit to the registration statement. The exchange offer is intended to satisfy certain of our obligations under the registration rights agreement.

     Transferability. We issued the outstanding notes on January 29, 2004 in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws. Accordingly, the outstanding notes may not be offered or sold in the United States unless registered or pursuant to an applicable exemption under the Securities Act and applicable state securities laws. Based on no-action letters issued by the staff of the Commission with respect to similar transactions, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by holders of notes who are not our affiliates without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

          (1) any exchange notes to be received by the holder were acquired in the ordinary course of the holder's business;


          (2) at the time of the commencement of the exchange offer the holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes; and

          (3) the holder is not an "affiliate" of the Company, as defined in Rule 405 under the Securities Act, or, if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     However, we have not sought a no-action letter with respect to the exchange offer and we cannot assure you that the staff of the Commission would make a similar determination with respect to the exchange offer. Any holder who tenders his outstanding notes in the exchange offer with any intention of participating in a distribution of exchange notes (1) cannot rely on the interpretation by the staff of the Commission, (2) will not be able to validly tender outstanding notes in the exchange offer and (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transactions.

     In addition, each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is acting in the capacity of an "underwriter" within the meaning of Section 2(11) of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Pursuant to the registration rights agreement, we agreed to make this prospectus available to any such broker-dealer for use in connection with any such resale.

     Shelf Registration Statement. We will, at our cost, (a) file with the Commission a shelf registration statement covering resales of the outstanding notes as soon as practicable, but, in any event, on or prior to the 60th day after the date we become obligated to file the shelf registration statement, (b) use our commercially reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act on or prior to the 270th day after the date we become obligated to file the shelf registration statement and (c) use our commercially reasonable best efforts to keep the shelf registration statement continually effective, supplemented and amended to the extent necessary to ensure that it is available for resales of notes by the holders of transfer restricted securities for a period of at least two years following the effective date of such shelf registration statement (or shorter period that will terminate when all the exchange notes covered by such shelf registration statement have been sold pursuant to such shelf registration statement or are otherwise no longer transfer restricted securities), if:

          (1) we are not required to file the exchange offer registration statement or not permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or Commission policy or

          (2) any initial purchaser that is a holder of transfer restricted securities notifies us prior to the 20th day following consummation of the exchange offer that (a) it is prohibited by law or Commission policy from participating in the exchange offer or (b) it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales.

     We will, in the event of the filing of the shelf registration statement, provide to each holder of the outstanding notes copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement for the outstanding notes has become effective and take certain other action as is required to permit unrestricted resales of the outstanding notes. A holder of outstanding notes who sells such outstanding notes pursuant to the shelf registration statement generally will (1) be required to be named as a selling security holder in the related prospectus, (2) be required to deliver the prospectus to purchasers, (3) be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and (4) be bound by the provisions of the registration rights agreement which are applicable to the holder (including certain indemnification obligations). In addition, each holder of the outstanding notes will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their outstanding notes included in the shelf registration statement and to benefit from the provisions regarding the increase in interest rate.

Terms of the Exchange Offer

     Upon satisfaction or waiver of all the conditions of the exchange offer, we will accept any and all outstanding notes properly tendered and not withdrawn prior to the expiration date and will issue the exchange notes promptly after acceptance of the outstanding notes. See "--Conditions to the Exchange Offer" and "--Procedures for Tendering Outstanding Notes." We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. As of the date of this prospectus, $390,000,000 aggregate principal amount of the notes are outstanding. Holders may tender some or all of their outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000.

     The exchange notes are identical to the outstanding notes except for the elimination of certain transfer restrictions, registration rights, restrictions on holding notes in certificated form and liquidated damages provisions. The exchange notes will evidence the same debt as the outstanding notes and will be issued pursuant to, and entitled to the benefits of, the indenture pursuant to which the outstanding notes were issued and will be deemed one issue of notes, together with the outstanding notes.

     This prospectus, together with the letter of transmittal, is being sent to all registered holders and to others believed to have beneficial interests in the outstanding notes. Holders of outstanding notes do not have any appraisal or dissenters' rights under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

     For purposes of the exchange offer, we will be deemed to have accepted validly tendered outstanding notes when, and as if, we have given oral or written notice thereof to the exchange agent. The exchange agent will act as our agent for the purpose of distributing the exchange notes from us to the tendering holders. If we do not accept any tendered outstanding notes because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, we will return the unaccepted outstanding notes, without expense, to the tendering holder thereof as promptly as practicable after the expiration date.

     Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, except as set forth below under "--Transfer Taxes," transfer taxes with respect to the exchange of outstanding notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "--Fees and Expenses."

Expiration Date; Extensions; Amendments

     The term "expiration date" shall mean 5:00 p.m., New York City time, on [ ], 2004, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, we will notify the exchange agent by oral or written notice and each registered holder by means of press release or other public announcement of any extension, in each case, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We reserve the right, in our sole discretion, (1) to delay accepting any outstanding notes, (2) to extend the exchange offer, (3) to terminate the exchange offer if the conditions set forth below under "--Conditions to the Exchange Offer" shall not have been satisfied, or (4) to amend the terms of the exchange offer in any manner. We will notify the exchange agent of any delay, extension, termination or amendment by oral or written notice. We will additionally notify each registered holder of any amendment. We will give to the exchange agent written confirmation of any oral notice.

Exchange Date

     As soon as practicable after the close of the exchange offer we will accept for exchange all outstanding notes properly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on the expiration date in accordance with the terms of this prospectus and the letter of transmittal.

Conditions to the Exchange Offer

     Notwithstanding any other provisions of the exchange offer, and subject to our obligations under the registration rights agreement, we (1) shall not be required to accept any outstanding notes for exchange, (2) shall not be required to issue exchange notes in exchange for any outstanding notes and (3) may terminate or amend the exchange offer if, at any time before the acceptance of such notes for exchange, any of the following events shall occur:

          (1) any injunction, order or decree shall have been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer;

          (2) any change, or any development involving a prospective change, in our business or financial affairs or any of our subsidiaries has occurred which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us;

          (3) any law, statute, rule or regulation is proposed, adopted or enacted which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us;

          (4) any governmental approval has not been obtained, which approval we shall, in our sole discretion, deem necessary for the consummation of the exchange offer as contemplated hereby; or

          (5) the exchange offer will violate any applicable law or any applicable interpretation of the staff of the Commission.

     The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our sole discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, we will not accept for exchange any outstanding notes tendered, and no exchange notes will be issued in exchange for any such outstanding notes if at such time any stop order shall be threatened by the Commission or be in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

     The exchange offer is not conditioned on any minimum aggregate principal amount of outstanding notes being tendered for exchange.

Consequences of Failure to Exchange

     Any outstanding notes not tendered pursuant to the exchange offer will remain outstanding and continue to accrue interest. The outstanding notes will remain "restricted securities" within the meaning of the Securities Act. Accordingly, prior to the date that is one year after the later of the issue date and the last date on which we or any of our affiliates was the owner of the outstanding notes, the outstanding notes may be resold only (1) to us, (2) to a person who the seller reasonably believes is a "qualified institutional buyer" purchasing for its own account or for the account of another "qualified institutional buyer" in compliance with the resale limitations of Rule 144A, (3) pursuant to the limitations on resale provided by Rule 144 under the Securities Act, (4) pursuant to the resale provisions of Rule 904 of Regulation S under the Securities Act, (5) pursuant to an effective registration statement under the Securities Act or (6) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to compliance with applicable state securities laws. As a result, the liquidity of the market for non-tendered outstanding notes could be adversely affected upon completion of the exchange offer. The foregoing restrictions on resale will no longer apply after the first anniversary of the issue date of the outstanding note or the purchase of the outstanding notes from us or an affiliate.

Fees and Expenses

     We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees.

     Expenses incurred in connection with the exchange offer will be paid by us. Such expenses include, among others, the fees and expenses of the trustee and the exchange agent, accounting and legal fees, printing costs and other miscellaneous fees and expenses.

Accounting Treatment

     We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expenses of the exchange offer as additional interest expense over the term of the exchange notes.

Procedures for Tendering Outstanding Notes

     The tender of outstanding notes pursuant to any of the procedures set forth in this prospectus and in the letter of transmittal will constitute a binding agreement between the tendering holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. The tender of outstanding notes will constitute an agreement to deliver good and marketable title to all tendered outstanding notes prior to the expiration date free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

     Except as provided in "--Guaranteed Delivery Procedures," unless the outstanding notes being tendered are deposited by you with the exchange agent prior to the expiration date and are accompanied by a properly completed and duly executed letter of transmittal, we may, at our option, reject the tender. Issuance of exchange notes will be made only against deposit of tendered outstanding notes and delivery of all other required documents. Notwithstanding the foregoing, DTC participants tendering through its Automated Tender Offer Program ("ATOP") will be deemed to have made valid delivery where the exchange agent receives an agent's message prior to the expiration date.

     Accordingly, to properly tender outstanding notes, the following procedures must be followed:

     Notes held through a Custodian. Each beneficial owner holding outstanding notes through a DTC participant must instruct the DTC participant to cause its outstanding notes to be tendered in accordance with the procedures set forth in this prospectus.

     Notes held through DTC. Pursuant to an authorization given by DTC to the DTC participants, each DTC participant holding outstanding notes through DTC must (1) electronically transmit its acceptance through ATOP, and DTC will then edit and verify the acceptance, execute a book-entry delivery to the exchange agent's account at DTC and send an agent's message to the exchange agent for its acceptance, or (2) comply with the guaranteed delivery procedures set forth below and in a notice of guaranteed delivery. See "--Guaranteed Delivery Procedures--Notes held through DTC."

     The exchange agent will (promptly after the date of this prospectus) establish accounts at DTC for purposes of the exchange offer with respect to outstanding notes held through DTC. Any financial institution that is a DTC participant may make book-entry delivery of interests in outstanding notes into the exchange agent's account through ATOP. However, although delivery of interests in the outstanding notes may be effected through book-entry transfer into the exchange agent's account through ATOP, an agent's message in connection with such book-entry transfer, and any other required documents, must be, in any case, transmitted to and received by the exchange agent at its address set forth under "--Exchange Agent," or the guaranteed delivery procedures set forth below must be complied with, in each case, prior to the expiration date. Delivery of documents to DTC does not constitute delivery to the exchange agent. The confirmation of a book-entry transfer into the exchange agent's account at DTC as described above is referred to herein as a "Book-Entry Confirmation."

     The term "agent's message" means a message transmitted by DTC to, and received by, the exchange agent and forming a part of the book-entry confirmation, which states that DTC has received an express acknowledgment from each DTC participant tendering through ATOP that such DTC participants have received a letter of transmittal and agree to be bound by the terms of the letter of transmittal and that we may enforce such agreement against such DTC participants.

     Cede & Co., as the holder of the global note, will tender a portion of the global note equal to the aggregate principal amount due at the stated maturity for which instructions to tender are given by DTC participants.

     By tendering, each holder and each DTC participant will represent to us that, among other things, (1) it is not our affiliate, (2) it is not a broker-dealer tendering outstanding notes acquired directly from us for its own account, (3) it is acquiring the exchange notes in its ordinary course of business and (4) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

     We will not accept any alternative, conditional, irregular or contingent tenders (unless waived by us). By executing a letter of transmittal or transmitting an acceptance through ATOP, as the case may be, each tendering holder waives any right to receive any notice of the acceptance for purchase of its outstanding notes.

     We will resolve all questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered outstanding notes, and such determination will be final and binding. We reserve the absolute right to reject any or all tenders that are not in proper form or the acceptance of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any condition to the exchange offer and any irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders must be cured within such time as we shall determine. We, along with the exchange agent, shall be under no duty to give notification of defects in such tenders and shall not incur liabilities for failure to give such notification. Tenders of outstanding notes will not be deemed to have been made until such irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

     LETTERS OF TRANSMITTAL AND OUTSTANDING NOTES MUST BE SENT ONLY TO THE EXCHANGE AGENT. DO NOT SEND LETTERS OF TRANSMITTAL OR OUTSTANDING NOTES TO US OR DTC.

     The method of delivery of outstanding notes, letters of transmittal, any required signature guaranties and all other required documents, including delivery through DTC and any acceptance through ATOP, is at the election and risk of the persons tendering and delivering acceptances or letters of transmittal and, except as otherwise provided in the applicable letter of transmittal, delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, it is suggested that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the expiration date to permit delivery to the exchange agent prior to the expiration date.

Guaranteed Delivery Procedures

     Notes held through DTC. DTC participants holding outstanding notes through DTC who wish to cause their outstanding notes to be tendered, but who cannot transmit their acceptances through ATOP prior to the expiration date, may cause a tender to be effected if:

          (1) guaranteed delivery is made by or through a firm or other entity identified in Rule 17Ad-15 under the Exchange Act, including:

          o    a bank;

          o a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

          o    a credit union;

          o a national securities exchange, registered securities association or clearing agency; or

          o a savings institution that is a participant in a Securities Transfer Association recognized program;

          (2) prior to the expiration date, the exchange agent receives from any of the above institutions a properly completed and duly executed notice of guaranteed delivery (by mail, hand delivery, facsimile transmission or overnight courier) substantially in the form provided with this prospectus; and

          (3) book-entry confirmation and an agent's message in connection therewith are received by the exchange agent within three NYSE trading days after the date of the execution of the notice of guaranteed delivery.

     Notes held by Holders. Holders who wish to tender their outstanding notes but (1) whose outstanding notes are not immediately available and will not be available for tendering prior to the expiration date or (2) who cannot deliver their outstanding notes, the letter of transmittal, or any other required documents to the exchange agent prior to the expiration date, may effect a tender if:

     o    the tender is made by or through any of the above-listed institutions;

     o prior to the expiration date, the exchange agent receives from any above-listed institution a properly completed and duly executed notice of guaranteed delivery, whether by mail, hand delivery, facsimile transmission or overnight courier, substantially in the form provided with this prospectus; and

     o a properly completed and executed letter of transmittal, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer, and all other documents required by the letter of transmittal, are received by the exchange agent within three NYSE trading days after the date of the execution of the notice of guaranteed delivery.

Withdrawal Rights

     You may withdraw tenders of outstanding notes, or any portion of your outstanding notes, in integral multiples of $1,000 principal amount due at the stated maturity, at any time prior to 5:00 p.m., New York City time, on the expiration date. Any outstanding notes properly withdrawn will be deemed to be not validly tendered for purposes of the exchange offer.

     Notes held through DTC. DTC participants holding outstanding notes who have transmitted their acceptances through ATOP may, prior to 5:00 p.m., New York City time, on the expiration date, withdraw the instruction given thereby by delivering to the exchange agent, at its address set forth under "--Exchange Agent," a written, telegraphic or facsimile notice of withdrawal of such instruction. Such notice of withdrawal must contain the name and number of the DTC participant, the principal amount due at the stated maturity of outstanding notes to which such withdrawal relates and the signature of the DTC participant. Receipt of such written notice of withdrawal by the exchange agent effectuates a withdrawal.

     Notes held by Holders. Holders may withdraw their tender of outstanding notes, prior to 5:00 p.m., New York City time, on the expiration date, by delivering to the exchange agent, at its address set forth under "--Exchange Agent," a written, telegraphic or facsimile notice of withdrawal. Any such notice of withdrawal must (1) specify the name of the person who tendered the outstanding notes to be withdrawn, (2) contain a description of the outstanding notes to be withdrawn and identify the certificate number or numbers shown on the particular certificates evidencing such outstanding notes and the aggregate principal amount due at the stated maturity represented by such outstanding notes and (3) be signed by the holder of such outstanding notes in the same manner as the original signature on the letter of transmittal by which such outstanding notes were tendered (including any required signature guaranties), or be accompanied by (x) documents of transfer in a form acceptable to us, in our sole discretion, and (y) a properly completed irrevocable proxy that authorized such person to effect such revocation on behalf of such holder. If the outstanding notes to be withdrawn have been delivered or otherwise identified to the exchange agent, a signed notice of withdrawal is effective immediately upon written, telegraphic or facsimile notice of withdrawal even if physical release is not yet effected.

     All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program; provided, however, that signatures on the notice of withdrawal need not be guaranteed if the outstanding notes being withdrawn are held for the account of any of the institutions listed above under "--Guaranteed Delivery Procedures."

     A withdrawal of an instruction or a withdrawal of a tender must be executed by a DTC participant or a holder of outstanding notes, as the case may be, in the same manner as the person's name appears on its transmission through ATOP or letter of transmittal, as the case may be, to which such withdrawal relates. If a notice of withdrawal is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the notice of withdrawal. A DTC participant or a holder may withdraw an instruction or a tender, as the case may be, only if such withdrawal complies with the provisions of this prospectus.

     A withdrawal of a tender of outstanding notes by a DTC participant or a holder, as the case may be, may be rescinded only by a new transmission of an acceptance through ATOP or execution and delivery of a new letter of transmittal, as the case may be, in accordance with the procedures described herein.

Exchange Agent

     The Bank of New York has been appointed as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

                              The Bank of New York
                          Corporate Trust Operations
                              Reorganization Unit
                          101 Barclay Street - 7 East
                              New York, NY 10286

                            Telephone: (212) 815-6331
                            Facsimile: (212) 298-1915

                          Attention: Giselle Guadalupe

     The exchange agent also acts as trustee under the Indenture.

Transfer Taxes

     Holders of outstanding notes who tender their outstanding notes for exchange notes will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

                          DESCRIPTION OF EXCHANGE NOTES

General

     The outstanding notes were and the exchange notes will be issued pursuant to an Indenture (the "Indenture"), dated as of January 29, 2004, among the Company, as Issuer, The Vail Corporation, Vail Holdings, Inc. and each of the other Guarantors, as guarantors, and The Bank of New York, as trustee (the "Trustee"). The terms of the exchange notes are identical in all material respects to the outstanding notes, except that the exchange notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not contain certain provisions providing for liquidated damages under certain circumstances described in the Registration Rights Agreement, the provisions of which will terminate upon the consummation of the exchange offer. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The notes are subject to all such terms, and Holders of notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the proposed form of Indenture and Registration Rights Agreement can be requested by prospective investors from the Company at the address and telephone number set forth under "Where You Can Find More Information." The definitions of certain terms used in the following summary are set forth below under "Certain Definitions." For purposes of this "Description of Exchange Notes," the term "Company" refers only to Vail Resorts, Inc. and not to any of its Subsidiaries, and the term "Notes" refers to both the outstanding notes and the exchange notes.

     The Notes are general unsecured obligations of the Company and are subordinated in right of payment to all existing and future Senior Debt of the Company. As of January 31, 2004, after giving pro forma effect to the discharge of all 2009 Notes (as defined below) not tendered in the tender offer, the Company would have had consolidated Senior Debt of approximately $242.0 million outstanding. The Indenture, subject to certain limitations, permits the incurrence of additional Senior Debt in the future. As of the date of the Indenture, all of the Company's consolidated Subsidiaries will be Restricted Subsidiaries, other than Boulder/Beaver, LLC, Colter Bay Corporation, Eagle Park Reservoir Company, Forest Ridge Holdings, Inc., Gros Ventre Utility Company, Jackson Lake Lodge Corporation, Jenny Lake Lodge, Inc., Larkspur Restaurant and Bar, LLC, Mountain Thunder, Inc., RTP, LLC, RT Partners, Inc., SSI Venture, LLC, Timber Trail, Inc., Vail Associates Investments, Inc. and VR Holdings, Inc. However, under certain circumstances, the Company is able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

     The obligations of the Company under the Notes are guaranteed, jointly and severally on a senior subordinated basis, by the Guarantors. The Subsidiary Guarantee of each Guarantor is subordinated in right of payment to all existing and future Senior Debt of such Guarantor. See "--Subsidiary Guarantees."

Principal, Maturity and Interest

     The Company issued $390 million in aggregate principal amount of notes in the offering. The Company may issue additional notes under the Indenture from time to time after the offering. Any issuance of additional notes is subject to all of the covenants in the Indenture, including the covenant described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock." The notes and any additional notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including without limitation, waivers, amendments, redemptions and offers to purchase.

     Interest on the Notes will accrue at the rate of 6.75% per annum and will be payable semi-annually in arrears on February 15 and August 15 of each year, commencing on August 15, 2004, to Holders of record on the immediately preceding February 1 and August 1, respectively. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal of and premium, if any, interest and liquidated damages, if any, on the Notes will be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and liquidated damages may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium, if any, interest and liquidated damages, if any, with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

Subordination

     The payment (by set-off, redemption, repurchase or otherwise) of principal of and premium, if any, interest and liquidated damages, if any, on the Notes (including with respect to any repurchases of the Notes) is subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash or, at the option of the holders of Senior Debt of the Company, in Cash Equivalents, of all Obligations in respect of Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter incurred.

     Upon any distribution to creditors of the Company upon any liquidation, dissolution or winding up of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, whether voluntary or involuntary, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Debt of the Company are entitled to receive payment in full in cash or, at the option of the holders of Senior Debt of the Company, in Cash Equivalents, of all Obligations due or to become due in respect of such Senior Debt (including interest after the commencement of any such proceeding, at the rate specified in the applicable Senior Debt) before the Holders of Notes are entitled to receive any payment of principal of, or premium, if any, interest or liquidated damages, if any, on the Notes, and until all Obligations with respect to Senior Debt of the Company are paid in full in cash or, at the option of the holders of Senior Debt of the Company, in Cash Equivalents, any distribution of any kind or character to which the Holders of Notes would be entitled shall be made to the holders of Senior Debt of the Company (except that Holders of Notes may receive Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance" or "--Satisfaction and Discharge of the Indenture").

     The Company also shall not, directly or indirectly, (x) make any payment of principal of, or premium, if any, interest or liquidated damages, if any, on the Notes (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance" or "--Satisfaction and Discharge of the Indenture," if no default of the kind referred to in clause (i) below had occurred and was continuing, and no Payment Blockage Notice (as defined below) was in effect, at the time amounts were deposited with the Trustee as described therein) or (y) acquire any of the Notes for cash or property or otherwise or make any other distribution with respect to the Notes if (i) any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, or premium, if any, or interest on, any Designated Senior Debt of the Company or (ii) any other default occurs and is continuing with respect to Designated Senior Debt of the Company that permits holders of the Designated Senior Debt of the Company as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the holders of such Designated Senior Debt of the Company. Payments on the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived or otherwise has ceased to exist and (b) in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or otherwise has ceased to exist or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt of the Company has been accelerated and such acceleration remains in full force and effect. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such nonpayment default shall have been waived for a period of not less than 90 days. Each Holder by such Holder's acceptance of a Note irrevocably agrees that if any payment or payments shall be made pursuant to the Indenture and the amount or total amount of such payment or payments exceeds the amount, if any, that such Holder would be entitled to receive upon the proper application of the subordination provisions of the Indenture, then such Holder will be obliged to pay over the amount of such excess payment to the holders of Senior Debt of the Person that made such payment or payments or their representative or representatives, as instructed in a written notice of such excess payment, within ten days of receiving such notice.

     The Indenture further requires that the Company promptly notify holders of Senior Debt of the Company and the Guarantors if payment of the Notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. On a pro forma basis, after giving effect to the discharge of all 2009 Notes not tendered in the tender offer, the principal amount of consolidated Senior Debt of the Company outstanding at January 31, 2004 would have been approximately $242.0 million. The Indenture will limit, through certain financial tests, the amount of additional Indebtedness, including Senior Debt, that the Company and its Restricted Subsidiaries can incur. See "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

     "Designated Senior Debt" of any Person means (i) any Indebtedness of such Person outstanding under the Credit Agreement and (ii) any other Senior Debt of such Person, the principal amount of which is $25 million or more and that has been designated by the Company as "Designated Senior Debt" of such Person.

     "Permitted Junior Securities" means Equity Interests (other than Disqualified Stock) in the Company or debt securities that are subordinated to all Senior Debt of the issuer of such debt securities (and any debt securities issued in exchange for Senior Debt of the issuer of such debt securities) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt.

     "Senior Debt" of any Person means (i) the Obligations of such Person under the Credit Agreement, including, without limitation, Hedging Obligations and reimbursement obligations in respect of letters of credit and bankers acceptances, and (ii) any other Indebtedness of such Person, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing, Senior Debt of a Person will not include (v) any obligation to, in respect of or imposed by any environmental, landfill, waste management or other regulatory governmental agency, statute, law or court order, (w) any liability for federal, state, local or other taxes, (x) any Indebtedness of such Person to any of its Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred by such Person in violation of the Indenture (except to the extent that the original holder thereof relied in good faith after being provided with a copy of the Indenture upon an Officer's Certificate of such Person to the effect that the incurrence of such Indebtedness did not violate the Indenture).

Subsidiary Guarantees

     The Company's payment obligations under the Notes are jointly and severally guaranteed (the "Subsidiary Guarantees") by all of the Company's consolidated Subsidiaries existing on the Closing Date, other than Boulder/Beaver, LLC, Colter Bay Corporation, Eagle Park Reservoir Company, Forest Ridge Holdings, Inc., Gros Ventre Utility Company, Jackson Lake Lodge Corporation, Jenny Lake Lodge, Inc., Larkspur Restaurant and Bar ("Larkspur"), LLC, Mountain Thunder, Inc., RTP, LLC, RT Partners, Inc., SSI Venture, LLC, Timber Trail, Inc., Vail Associates Investments, Inc. and VR Holdings, Inc. Financial information related to the Guarantors is presented in Note 16 to "Consolidated Condensed Financial Statements" included in our Quarterly Report on Form 10-Q for the quarter ended January 31, 2004 and in Note 20 to "Consolidated Financial Statements" included in our Annual Report on Form 10-K for the year ended July 31, 2003. The financial information presented in the Company's fiscal 2003 Form 10-K was presented based on the Subsidiary Guarantees under the 2009 Notes, and therefore presents financial information for Larkspur separately as a less than 100%-owned Guarantor. Since Larkspur is not a Guarantor under the Notes, for purposes of reviewing the Guarantor financial information contained in the Company's fiscal 2003 Form 10-K with respect to the Notes, the financial information presented for Larkspur should be combined with the financial information contained in the column titled "Other Subsidiaries".

     The Subsidiary Guarantee of each Guarantor are subordinated in right of payment to the same extent as the obligations of the Company in respect of the Notes, as set forth in the Indenture, to the prior payment in full in cash or, at the option of the holders of Senior Debt of such Guarantor, in Cash Equivalents, of all Senior Debt of such Guarantor, which would include any Guarantee issued by such Guarantor that constitutes Senior Debt of such Guarantor, including Guarantees of Indebtedness under the Credit Agreement. The Indenture provides that if the Company or any of its Restricted Subsidiaries shall acquire or create another Restricted Subsidiary after the Closing Date, or any Unrestricted Subsidiary shall cease to be an Unrestricted Subsidiary and shall become a Restricted Subsidiary, then, unless such Subsidiary is not required to guarantee and has not guaranteed the Company's Obligations under the Credit Agreement and has not guaranteed any other Indebtedness of the Company or any Restricted Subsidiary, such Subsidiary shall become a Guarantor in accordance with the terms of the Indenture. A Subsidiary shall, without limitation, be deemed to have guaranteed Indebtedness of another Person if such Subsidiary has Indebtedness of the kind described in clause (ii) or clause (iii) of the definition of the term "Indebtedness." The obligations of each Guarantor under its Subsidiary Guarantee will be limited to the maximum amount that would not result in the obligations of such Guarantor under its Subsidiary Guarantee constituting a fraudulent conveyance under applicable law.

     The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, whether or not affiliated with such Guarantor, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another Person, unless (i) the Person formed by or surviving such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the notes and the Indenture and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists. The provisions of clause (i) of the preceding sentence shall not apply if the Person formed by or surviving the relevant consolidation or merger or to which the relevant sale, assignment, transfer, lease, conveyance or other disposition shall have been made is the Company, a Guarantor or a Person that is not, after giving effect to such transaction, a Restricted Subsidiary of the Company.

     The Indenture provides that in the event of (i) a merger or consolidation to which a Guarantor is a party, then the Person formed by or surviving such merger or consolidation (if, after giving effect to such transaction, other than the Company or a Restricted Subsidiary of the Company) shall be released and discharged from the obligations of such Guarantor under its Subsidiary Guarantee, (ii) a sale or other disposition (whether by merger, consolidation or otherwise) of all of the Equity Interests of a Guarantor at the time owned by the Company and its Restricted Subsidiaries to any Person that, after giving effect to such transaction, is neither the Company nor a Restricted Subsidiary of the Company or (iii) the release and discharge of a Guarantor from all obligations under Guarantees of (x) Obligations under the Credit Agreement and
(y) any other Indebtedness of the Company or any of its Restricted Subsidiaries, then in each such case such Guarantor shall be released and discharged from its obligations under its Subsidiary Guarantee; provided that, in the case of each of clauses (i) and (ii), (a) the relevant transaction is in compliance with the Indenture and (b) the Person being released and discharged shall have been released and discharged from all obligations it might otherwise have under Guarantees of Indebtedness of the Company or any of its Restricted Subsidiaries and, in the case of each of clauses (i), (ii) and (iii), immediately after giving effect to such transaction, no Default or Event of Default shall exist.

Optional Redemption

     Except as described below, the Notes will not be redeemable at the Company's option prior to February 15, 2009. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and liquidated damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

     Year                                          Percentage
     ----                                          ----------
     2009                                           103.375%
     2010                                           102.250%
     2011                                           101.125%
     2012 and thereafter                            100.000%

     Notwithstanding the foregoing, at any time on or prior to February 15, 2007 the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes theretofore issued under the Indenture at a redemption price equal to 106.750% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, thereon to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that (i) at least 65% of the aggregate principal amount of Notes theretofore issued remain outstanding immediately following each such redemption and (ii) such redemption shall occur within 60 days of the closing of any such Equity Offering.

     In addition, upon the occurrence of a Change of Control (as defined below) at any time prior to February 15, 2009, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice given within 30 days following such Change of Control, at the Make-Whole Price, plus accrued and unpaid interest and liquidated damages, if any, thereon to the applicable redemption date.

Selection and Notice

     If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest shall cease to accrue on Notes or portions of Notes called for redemption.

Mandatory Redemption

     Except as set forth below under "--Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

    Change of Control

     Upon the occurrence of a Change of Control, unless notice of redemption of the notes in whole has been given pursuant to the provisions of the Indenture described above under "Optional Redemption," the Company will be obligated to make an offer (a "Change of Control Offer") to each Holder of Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of purchase (the "Change of Control Payment").

     Within 30 days following a Change of Control, the Company will mail a notice to each Holder with a copy to the Trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. In addition, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail or deliver to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Company is not required to make a Change of Control Offer following a Change of Control if a third party makes such a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn pursuant to such Change of Control Offer.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction. However, restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on their respective properties, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require repurchase of the Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by their management. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

     The Credit Agreement prohibits the Company from repurchasing any Notes without the prior written consent of lenders holding a majority of the commitments under the Credit Agreement. Any other credit agreements or other agreements governing indebtedness to which the Company becomes a party may contain similar restrictions and provisions and may, like the Credit Agreement, provide that certain change of control events with respect to the Company would constitute events of default thereunder. In the event a Change of Control occurs at a time when the Company is prohibited from repurchasing Notes, the Company could seek the consent of its lenders to the repurchase of Notes or could attempt to refinance or repay the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from repurchasing Notes. In such case, the Company's failure to repurchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Credit Agreement. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of the Notes.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

    Asset Sales

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a Board Resolution) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of (x) cash or Cash Equivalents or (y) a controlling interest in another business or fixed or other long-term assets, in each case, in a Similar Business; provided that the amount of (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets or Equity Interests such that the Company or such Restricted Subsidiary are released from further liability and (b) any securities, Notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days or are guaranteed (by means of a letter of credit or otherwise) by an institution specified in the definition of "Cash Equivalents" (to the extent of the cash received or the obligations so guaranteed) shall be deemed to be cash or Cash Equivalents for purposes of this provision, subject to application as provided in the following paragraph.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company, at its option, may (i) apply such Net Proceeds to permanently prepay, repay or reduce any Senior Debt of the Company (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings) or
(ii) apply such Net Proceeds to the acquisition of a controlling interest in another business, the making of a capital expenditure in or the acquisition of other long-term assets that are used or useful in each case, in a Similar Business (or enter into a binding agreement to purchase such business or assets or make such capital expenditure; provided that if such binding agreement ceases to be in full force and effect during such 365-day period, the Company may enter into another such binding agreement; provided further that if such binding agreement ceases to be in full force and effect after such 365-day period, any portion of the Net Proceeds of such Asset Sale not applied or invested pursuant to such binding agreement shall constitute Excess Proceeds).

     Pending the final application of any such Net Proceeds, the Company may invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25 million, the Company will be required to make an offer to all Holders of Notes (and holders of other Indebtedness of the Company to the extent required by the terms of such other Indebtedness) (an "Asset Sale Offer") to purchase the maximum principal amount of Notes (and such other Indebtedness) that does not exceed the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate principal amount of Notes (and such other Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes (and such other Indebtedness) tendered exceeds the amount of Excess Proceeds, the Notes (and such other Indebtedness) to be purchased will be selected on a pro rata basis. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. The Asset Sale Offer must be commenced within 60 days following the date on which the aggregate amount of Excess Proceeds exceeds $25 million and remain open for at least 30 and not more than 40 days (unless otherwise required by applicable law). The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer.

     The Credit Agreement prohibits the Company from repurchasing any Notes without the prior written consent of lenders holding a majority of the commitments under the Credit Agreement. Any other credit agreements or other agreements governing indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event the Company is required to make an Asset Sale Offer at a time when the Company is prohibited from repurchasing Notes, the Company could seek the consent of its lenders to the repurchase of Notes or could attempt to refinance or repay the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from repurchasing Notes. In such case, the Company's failure to repurchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Credit Agreement. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of the Notes.

     Any other credit agreements or other agreements governing indebtedness to which the Company becomes a party may require that the Company and its Subsidiaries apply all proceeds from certain asset sales to repay in full outstanding obligations thereunder prior to the application of such proceeds to repurchase outstanding Notes.

Certain Covenants

    Restricted Payments

     The Indenture provides that neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, (i) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to any direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions (a) payable in Equity Interests (other than Disqualified Stock) of the Company, (b) payable in Capital Stock or assets of an Unrestricted Subsidiary of the Company or (c) payable to the Company or any Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company, or any Equity Interests of any of its Restricted Subsidiaries held by any Affiliate of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company, any Equity Interests then being issued by the Company or a Restricted Subsidiary of the Company or any Investment in a Person that, after giving effect to such Investment, is a Restricted Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, repay, defease or otherwise acquire or retire for value, any Indebtedness of the Company or any Guarantor that is subordinated in right of payment to the Notes or any Guarantee thereof, except a regularly scheduled payment of interest or principal or sinking fund payment (other than the purchase or other acquisition of such subordinated Indebtedness made in anticipation of satisfying any sinking fund payment due within one year from the date of acquisition) or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

     (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

     (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock"; and

     (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made by the Company and its Restricted Subsidiaries after May 11, 1999 (without duplication and excluding Restricted Payments permitted by clauses (ii) and (iii) of the following paragraph), is less than the sum of (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after May 11, 1999 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus (2) 100% of the aggregate net cash proceeds and the fair market value of any assets or property (as determined in good faith by the Board of Directors of the Company) received by the Company from the issue or sale since May 11, 1999 of Equity Interests of the Company (other than Disqualified Stock), or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests or Disqualified Stock or convertible debt securities sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock); plus (3) with respect to Restricted Investments made after May 11, 1999, the net reduction of such Restricted Investments as a result of (x) any disposition of any such Restricted Investments sold or otherwise liquidated or repaid, to the extent of the net cash proceeds and the fair market value of any assets or property (as determined in good faith by the Board of Directors of the Company) received, (y) dividends, repayment of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary of the Company or (z) the portion (proportionate to the Company's interest in the equity of a Person) of the fair market value of the net assets of an Unrestricted Subsidiary or other Person immediately prior to the time such Unrestricted Subsidiary or other Person is designated or becomes a Restricted Subsidiary of the Company (but only to the extent not included in subclause

          (1) of this clause (c)); provided that the sum of items (x), (y) and
          (z) of this subclause (3) shall not exceed, in the aggregate, the aggregate amount of such Restricted Investments made after May 11, 1999.

     The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than any Disqualified Stock, except to the extent that such Disqualified Stock is issued in exchange for other Disqualified Stock or the net cash proceeds of such Disqualified Stock are used to redeem, repurchase, retire or otherwise acquire other Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(2) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness in exchange for, or out of the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any employees, officers or directors of the Company or any of its Restricted Subsidiaries or, upon the death, disability or termination of employment of such officers, directors and employees, their authorized representatives in an aggregate amount not to exceed in any twelve-month period, $2 million plus the aggregate net cash proceeds from any issuance during such period of Equity Interests by the Company to such employees, officers, directors or representatives plus the aggregate net cash proceeds from any payments on life insurance policies of which the Company or any of its Restricted Subsidiaries is the beneficiary with respect to such employees, officers or directors the proceeds of which are used to repurchase, redeem or acquire Equity Interests of the Company held by such employees, officers, directors or representative; (v) the repurchase of Equity Interests of the Company deemed to occur upon the exercise of stock options or similar arrangement if such Equity Interests represent a portion of the exercise price thereof; or (vi) additional Restricted Payments in an amount not to exceed $25 million; provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clause (iv) or (vi) no Default or Event of Default shall have occurred and be continuing.

     In the case of any Restricted Payments made other than in cash, the amount thereof shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any such asset(s) or securities shall be determined in good faith by the Board of Directors of the Company. Where the amount of any Investment made other than in cash is otherwise required to be determined for purposes of the Indenture, then unless otherwise specified such amount shall be the fair market value thereof on the date of such Investment, and fair market value shall be determined in good faith by the Board of Directors of the Company.

    Designation of Unrestricted Subsidiaries

     The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments (including without limitation any direct or indirect obligation to subscribe for additional Equity Interests or maintain or preserve such subsidiary's financial condition or to cause such person to achieve any specified level of operating results) by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Investments at the time of such designation and, except to the extent, if any, that such Investments are Permitted Investments at such time, will reduce the amount otherwise available for Restricted Payments. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Investment would be permitted at such time and if such Restricted Subsidiary otherwise meets (or would meet concurrently with the effectiveness of such designation) the definition of an Unrestricted Subsidiary.

     Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding
In-
debtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," and (ii) no Default or Event of Default would be in existence following such designation.

    Incurrence of Indebtedness and Issuance of Preferred Stock

     The Indenture provides that neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company's Restricted Subsidiaries will not issue any shares of Preferred Stock (other than to the Company or a Restricted Subsidiary of the Company); provided, however, that the Company and the Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) if the Consolidated Interest Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been equal to or greater than 2 to 1, determined on a pro forma basis, as if the additional Indebtedness had been incurred at the beginning of such four-quarter period and no Event of Default shall have occurred and be continuing after giving effect on a pro forma basis to such incurrence.

     The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

     (i) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness under the Credit Agreement in an aggregate amount outstanding (with letters of credit being deemed for all purposes of the Indenture to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries in respect thereof) at any time not to exceed the greater of (x) $500 million and (y) 4.0 times Consolidated Resort EBITDA for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is being incurred less, in each case, the aggregate amount of such Indebtedness permanently repaid with the Net Proceeds of any Asset Sale;

     (ii) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness represented by the Notes (including the exchange notes), the Guarantees thereof and the Indenture in the principal amount of Notes originally issued on the Closing Date;

     (iii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

     (iv) the incurrence by the Company and its Restricted Subsidiaries of additional Indebtedness (other than Hedging Obligations) in an aggregate principal amount not to exceed $50 million at any time outstanding;

     (v) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Restricted Subsidiary (including Indebtedness that was incurred by the prior owner of such assets or by such Restricted Subsidiary prior to such acquisition by the Company and its Restricted Subsidiaries); provided that the aggregate principal amount of Indebtedness pursuant to this clause (v) does not exceed $20 million at any time outstanding;

     (vi) the incurrence by the Company and its Restricted Subsidiaries of Permitted Refinancing Indebtedness;

     (vii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and its Restricted Subsidiaries; provided, however, that any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company, and any sale or other transfer of any such Indebtedness to a Person that is not the Company or a Restricted Subsidiary of the Company, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

     (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations incurred for the purpose of hedging against fluctuations in currency values or for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness of the Company or any of its Restricted Subsidiaries permitted by the Indenture; provided that the notional principal amount of any Hedging Obligations does not significantly exceed the principal amount of Indebtedness to which such agreement relates;

     (ix) the Guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company permitted by the Indenture;

     (x) the incurrence of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price, earn-out or other similar obligations, in each case incurred in connection with the acquisition or disposition of any business or assets or subsidiaries of the Company permitted by the Indenture; and

     (xi) the Indebtedness incurred from time to time under a revolving Credit Facility of SSI Venture in an aggregate amount outstanding at any time not to exceed $10 million, so long as SSI Venture remains a Restricted Subsidiary of the Company (as of the Closing Date, SSI Venture is an Unrestricted Subsidiary).

     For purposes of determining the amount of any Indebtedness of any Person under this covenant, (a) the principal amount of any Indebtedness of such Person arising by reason of such Person having granted or assumed a Lien on its property to secure Indebtedness of another Person shall be the lower of the fair market value of such property and the principal amount of such Indebtedness outstanding (or committed to be advanced) at the time of determination; (b) the amount of any Indebtedness of such Person arising by reason of such Person having Guaranteed Indebtedness of another Person where the amount of such Guarantee is limited to an amount less than the principal amount of the Indebtedness so Guaranteed shall be such amount as so limited and (c) Indebtedness shall not include a non-recourse pledge by the Company or any of its Restricted Subsidiaries of Investments in any Person that is not a Restricted Subsidiary of the Company to secure the Indebtedness of such Person.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xii) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company, in its sole discretion, either (a) shall classify (and may later reclassify) such item of Indebtedness in one of such categories in any manner that complies with this covenant or (b) shall divide and classify (and may later redivide and reclassify) such item of Indebtedness into more than one of such categories pursuant to such first paragraph.

    Liens

     The Indenture provides that neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness on any asset now owned or here after acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

    Dividend and Other Payment Restrictions Affecting Subsidiaries

     The Indenture provides that neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries, (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries or (iv) guarantee the notes or any renewals or refinancings thereof, in each case except for such encumbrances or restrictions (other than encumbrances and restrictions in respect of clause (iv) of this sentence) existing under or by reason of (a) Existing Indebtedness, (b) the Credit Agreement (and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Agreement), (c) the Notes, any Guarantee thereof and the Indenture, (d) applicable law, (e) any instrument governing Indebtedness or Equity Interests of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Equity Interests were incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the Equity Interests, properties or assets of any Person, other than the Person, or the Equity Interests, property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the Indenture, (f) by reason of customary nonassignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
(iii) above on the property so acquired or proceeds therefrom, (h) customary restrictions in asset or stock sale agreements limiting transfer of such assets or stock pending the closing of such sale, (i) customary non-assignment provisions in contracts entered into in the ordinary course of business or (j) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

    Merger, Consolidation or Sale of Assets

     The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless (i) the Company is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after giving effect to such transaction no Default or Event of Default exists and (iv) except in the case of a merger of the Company with or into a Restricted Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock."

     Nothing contained in the foregoing paragraph shall prohibit (i) any Restricted Subsidiary from consolidating with, merging with or into or transferring all or part of its properties and assets to the Company or (ii) the Company from merging with an Affiliate for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits; provided, however, that in connection with any such merger, consolidation or asset transfer no consideration other than common stock (that is not Disqualified Stock) in the surviving Person or the Company shall be issued or distributed.

    Transactions with Affiliates

     The Indenture provides that neither the Company nor any of its Restricted Subsidiaries will make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
(i) such

Affiliate Transaction is on terms that are no less favorable to Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $5 million, a Board Resolution authorizing and determining the fairness of such Affiliate Transaction approved by a majority of the independent members of the Board of Directors of the Company and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $25 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The foregoing provisions will not prohibit (i) reasonable fees and compensation paid to and indemnity provided on behalf of officers, directors, employees, agents or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management including, without limitation, any issuance of Equity Interests of the Company pursuant to stock option, stock ownership or similar plans; (ii) transactions between or among the Company and/or its Restricted Subsidiaries; (iii) any agreement or arrangement as in effect on the date of the Indenture and publicly disclosed in a document filed under the Exchange Act or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement or arrangement thereto so long as any such amendment or replacement agreement or arrangement is not more disadvantageous to the Company or its Restricted Subsidiaries, as the case may be, in any material respect than the original agreement as in effect on the date of the Indenture; (iv) loans or advances to employees and officers of the Company and its Restricted Subsidiaries not in excess of $5 million at any time outstanding and (v) any Permitted Investment or any Restricted Payment that is permitted by the provisions of the Indenture described above under the caption "Restricted Payments."

    Limitation on Layering Debt

     The Indenture provides that (a) the Company will not, directly or indirectly, incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is by its terms subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes and (b) no Guarantor will, directly or indirectly, incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is by its terms subordinate or junior in right of payment to any Senior Debt of such Guarantor and senior in any respect in right of payment to the Subsidiary Guarantee of such Guarantor.

    Additional Subsidiary Guarantees

     The Indenture provides that if any Restricted Subsidiary of the Company after the date of the Indenture shall become or be required to become a guarantor under the Credit Agreement or shall become a guarantor of any other Indebtedness of the Company or any Restricted Subsidiary, then such Restricted Subsidiary shall become a Guarantor, in accordance with the terms of the Indenture; provided that if such Restricted Subsidiary is released and discharged from all obligations under such guarantees, it shall be released and discharged from its obligations under its Subsidiary Guarantee as described under "--Subsidiary Guarantees" above.

    Payments for Consent

     The Indenture provides that neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

    Reports

     The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and its Restricted Subsidiaries will agree that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

     The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or liquidated damages, if any, with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due (whether payable at maturity, upon redemption or repurchase or otherwise) of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the caption "Merger, Consolidation or Sale of Assets"; (iv) failure by the Company to comply with the provisions described under the caption "Change of Control" or "Asset Sales" (whether or not prohibited by the subordination provisions of the Indenture) (other than a failure to purchase Notes pursuant to an offer commenced under such provisions, which shall be subject to clause (ii) above) for 30 days after written notice by the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes;
(v) failure by the Company or any of its Restricted Subsidiaries for 60 days after written notice by the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes to comply with any of its other agreements in the Indenture or the Notes other than those referred to in clause (i), (ii),
(iii) or (iv) above; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Closing Date, which default (a) is caused by a failure to pay principal after final maturity of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more without such Indebtedness being discharged or such acceleration having been cured, waived or rescinded within 30 days of acceleration; (vii) failure by the Company or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $10 million and either (a) any creditor commences enforcement proceedings upon any such judgment or (b) such judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the Indenture, any Guarantee of the Notes by a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor which is a Significant Subsidiary or any Person acting on behalf of any such Guarantor shall deny or disaffirm its obligations under its Guarantee of the Notes; and (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes and all other Obligations thereunder to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, interest or liquidated damages, if any) if it determines that withholding notice is in their interest.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company or any Guarantor with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal, premium, if any, interest or liquidated damages, if any, on the Notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders

     No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

     The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of and premium, if any, interest and liquidated damages, if any, on the Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, if any, interest and liquidated damages, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Closing Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding

Notes will not recognize income, gain or loss for federal income tax purposes, as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust fund will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge of the Indenture

     The obligations of the Company and the other Guarantors under the Indenture will terminate when (i) either (a) all outstanding Notes have been delivered to the Trustee for cancellation, or (b) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company and the Company has irrevocably deposited or caused to be deposited with the Trustee, in trust, funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest and liquidated damages, if any, to the date of maturity or date of redemption, (ii) the Company has paid or caused to be paid all sums payable by the Company under the Indenture, and (iii) the Company has delivered an Officers' Certificate and an Opinion of Counsel relating to compliance with the conditions set forth in the Indenture.

Transfer and Exchange

     A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered Holder of a Note will be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver

     Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the price to be paid, or the timing of redemption or payment, upon redemption of the notes or, after the Company has become obligated to make a Change of Control Offer or an Asset Sale Offer, amend, change or modify the obligation of the Company to make or consummate such Change of Control Offer or Asset

Sale Offer; (iii) reduce the rate of or change the time for payment of interest or liquidated damages, if any, on any Note; (iv) waive a Default or Event of Default in the payment of principal of or premium, interest or liquidated damages, if any, on the Notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration); (v) make any Note payable in money other than that stated in the Notes; (vi) except pursuant to the terms of the Indenture, release any Guarantor from its Guarantee of the Notes; (vii) make any change in the subordination provisions in the Indenture that adversely affects the rights of any Holder of any Notes in any material respect or any change to any other provision thereof that adversely affects the rights of any Holder of Notes under the subordination provisions of the Indenture in any material respect (it being understood that amendments to the provisions of the Indenture described above under the caption "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" which may have the effect of increasing the amount of Senior Debt that the Company and its Restricted Subsidiaries may incur shall not, for purposes of this clause (vii), be deemed to be a change that adversely affects in a material respect the rights of any Holder of Notes under the subordination provisions of the Indenture); or
(viii) make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture and the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or any Guarantor's obligations to Holders of notes in the case of a merger, consolidation or sale of assets, to provide security for the Notes, to add a Guarantor, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder in any material respect, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     The consent of the Holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Concerning the Trustee

     The Trustee has been appointed by the Company as Registrar and Paying Agent with respect to the Notes.

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days and apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

Global Notes and Book-Entry System

     The Global Securities

     The exchange notes will be issued in the form of one or more registered notes in global form, without interest coupons. Such global notes will be deposited on the issue date with the Trustee as custodian for DTC. Beneficial interests in the global notes may not be exchanged for certificated notes except in the circumstances described below. All interests in global notes may be subject to the procedures and requirements of DTC.

     Exchanges of beneficial interest in one global security for interest in another global security will be subject to the applicable rules and procedures of DTC and its direct and indirect participants. Any beneficial interest in one of the global notes that is transferred to a person who takes delivery in the form of an interest in another global security will, upon transfer, cease to be an interest in that global security and become an interest in the global security to which the beneficial interest is transferred and accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in the global security to which the beneficial interest is transferred for as long as it remains an interest in that global security.

     Certain Book-Entry Procedures for the Global Notes

     The descriptions of the operations and procedures of DTC, as set forth below, are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change from time to time. The Company takes no responsibility for these operations and procedures and urges investors to contact DTC or their participants directly to discuss these matters.

     DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants. The rules applicable to DTC and its Participants are on file with the Commission. Upon the issuance of the global note representing the exchange notes, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by the global note to the accounts of persons who have accounts with DTC. Ownership of beneficial interest in the global notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of Participants) and the records of Participants and Indirect Participants (with respect to interests of persons other than Participants).

     So long as DTC or its nominee is the registered owner or holder of the global note, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the exchange notes represented by the global note for all purposes under the Indenture and the exchange notes. Except as set forth herein, owners of beneficial interest in the global note will not be entitled to have exchange notes represented by the global note registered in their names, will not receive or be entitled to receive physical delivery of exchange notes in definitive certificated form, and will not be considered holders of the exchange notes for any purposes under the Indenture. Accordingly, each person owning a beneficial interest in the global note must rely on the procedures of DTC and, if such person is not a Participant, on the procedures of the Participant through which such person directly or indirectly owns its interest, to exercise any rights of a holder under the Indenture. We understand that under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global note desires to give any notice or take action that a holder is entitled to give or take under the indenture, DTC would authorize the Participants holding the relevant beneficial interests to give such notice to take such action, and such Participants would authorize beneficial owners owning through such Participants to give such notice or take action or would otherwise act upon the instructions of beneficial owners owning through them.

     Payments in respect of the principal of, premium, if any, and interest on the global note will be made to DTC or its nominee, as the case may be, as the registered owner. Neither we, the trustee nor any paying agent will have any responsibility or liability for:

     (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the exchange global note or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the exchange global notes; or

     (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

     We expect that DTC or its nominee, upon receipt of any payment of principal of, premium, if any, or interest in respect of the global note will credit Participants' accounts in the global note, as shown in the records of DTC, in the principal amount of the relevant security as shown on the records of DTC or its nominee. We also expect that payments by Participants to owners of beneficial interests in the global note held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The Participants will be responsible for such payments.

     A global note is exchangeable for definitive notes in registered certificated form ("Certificated Notes") if:

     (1) DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the global notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depositary;

     (2) the Company, at its option, notifies the trustee in writing that it elects to cause the issuance of the certificated notes; or

     (3) there has occurred and is continuing a Default or Event of Default with respect to the notes.

     In addition, beneficial interests in a global note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any global note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

     Although DTC has agreed to the procedures described above in order to facilitate transfers of interests in the global note among Participants of DTC, it is under no obligation to perform such procedures and such procedures may be discontinued at any time. Neither we nor the trustee have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

     According to DTC, the foregoing information with respect to DTC has been provided by it for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. The information contained herein concerning DTC and its book-entry-system has been obtained from sources that we believe are reliable, although DTC has declined to pass upon the accuracy of the statements contained herein.

Same Day Funds

     We will make the payments of principal, premium, if any, and interest on the global notes in immediately available funds to DTC.

Certain Definitions

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness or preferred stock of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, including, without limitation, Indebtedness or preferred stock incurred in connection with, or in contempla-tion of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "Apollo" means Apollo Ski Partners, L.P., subsidiary of Apollo Advisors, L.P., a Delaware limited partnership.

     "Asset Sale" means (i) the sale, lease, conveyance or other disposition (collectively, "dispositions") of any assets or rights (including, without limitation, by way of a Sale and Leaseback Transaction), other than dispositions of inventory or sales or leases of real estate constituting Real Estate Held for Sale in the ordinary course of business, and (ii) the issuance of Equity Interests by any Restricted Subsidiary or the disposition by the Company or a Restricted Subsidiary of Equity Interests in any of the Company's Restricted Subsidiaries (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary of the Company), in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that has a fair market value in excess of $5 million or (b) for net proceeds in excess of $5 million. Notwithstanding the foregoing, the following will be deemed not to be Asset Sales: (i) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (iii) a Permitted Investment or Restricted Payment that is permitted by the covenant described above under the caption "Restricted Payments"; (iv) a disposition of Cash Equivalents solely for cash or other Cash Equivalents; (v) a disposition in the ordinary course of business of used, worn-out, obsolete, damaged or replaced equipment; (vi) the grant of licenses to third parties in respect of intellectual property in the ordinary course of business of the Company or any of its Restricted Subsidiaries, as applicable; (vii) any disposition of properties or assets that is governed by the provisions described under "Change of Control" or "Merger, Consolidation or Sale of Assets"; and (viii) the granting or incurrence of any Permitted Lien.

     "Board Resolution" means a duly adopted resolution of the Board of Directors of the Company in full force and effect at the time of determination and certified as such by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (a) marketable obligations issued or unconditionally guaranteed by the U.S. or issued by any of its agencies and backed by the full faith and credit of the U.S., in each case maturing within one year from the date of acquisition; (b) short-term investment grade domestic and eurodollar certificates of deposit or time deposits that are fully insured by the Federal Deposit Insurance Corporation or are issued by commercial banks organized under the laws of the U.S. or any of its states having combined capital, surplus and undivided profits of not less than $100,000,000 (as shown on its most recently published statement of condition); (c) commercial paper and similar obligations rated "P-1" by Moody's Investors Service, Inc. ("Moody's") or "A-1" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P") (d) readily marketable tax-free municipal bonds of domestic issuers rated "A-2" or better by Moody's or "A" or better by S&P, and maturing within one year from the date of issuance; and (e) mutual funds or money market accounts investing primarily in items described in clauses (a) through (d) above.

     "Change of Control" means, with respect to the Company or any successor Person permitted under the covenant "Merger, Consolidation or Sale of Assets," the occurrence of any of the following: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Apollo and its Affiliates, acquires "beneficial ownership" (as determined in accordance with Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total outstanding shares of Voting Stock (as defined) except to the extent that, and so long as, Apollo and its affiliates hold the right, by voting power, contract or otherwise, to elect or designate, and do so elect or designate, a majority of the Company's Board of Directors; (b) the Company consolidates with or merges into any other corporation, or conveys, transfers or leases all or substantially all of its assets to any person, or any other corporation merges into the Company and, in the case of any such transaction, the outstanding common stock of the Company is changed or exchanged as a result, unless the shareholders of the Company immediately before such transaction own, directly or indirectly, at least 51% of the outstanding shares of Voting Stock of the corporation resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction (except to the extent that, and so long as, Apollo and its affiliates hold the right, by voting power or otherwise, to elect or designate, and do so elect or designate, a majority of the Board of Directors of the corporation resulting from such transaction); or (c) the first day on which more than a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     "Closing Date" means the date of the closing of the sale of the Notes initially issued pursuant to the Indenture.

     "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, to the extent deducted in computing such Consolidated Net Income, (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale,
(ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, (iii) Consolidated Interest Expense, and (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (v) non-cash items increasing such Consolidated Net Income, in each case, for such period without duplication on a consolidated basis and determined in accordance with GAAP.

     "Consolidated Interest Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Resort EBITDA of such Person for such period to the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees, redeems, repays or otherwise retires any Indebtedness (other than revolving credit borrowings) subsequent to the commencement of the period for which the Consolidated Interest Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Consolidated Interest Coverage Ratio is made (the "Calculation Date"), then the Consolidated Interest Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, redemption, repayment or retirement of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) (a) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions and (b) other transactions consummated by the Company or any of its Restricted Subsidiaries with respect to which pro forma effect may be given pursuant to Article 11 of Regulation S-X under the Securities Act, in each case during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Resort EBITDA for such reference period shall be calculated without giving effect to clause
(iii) of the proviso set forth in the definition of "Consolidated Net Income",
(ii) the Consolidated Resort EBITDA attributable to discontinued operations, as deter-mined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded and (iii) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent (x) that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date, or (without duplication) (y) such Consolidated Interest Expense is less than the Consolidated Resort EBITDA attributable to such discontinued operations for the same period.

     "Consolidated Interest Expense" means with respect to any Person for any period the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations but excluding amortization of debt issuance costs), (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expense for such period on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon), in each case, on a consolidated basis and in accordance with GAAP, and (iv) any Preferred Stock dividends paid in cash by the Company or any of its Restricted Subsidiaries to a Person other than the Company or any of its Restricted Subsidiaries, determined, in each case, on a consolidated basis and in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the net income (but not loss) of any Person that is not a Restricted Subsidiary of such Person or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash by such Person during such period to the referent Person or a Restricted Subsidiary thereof, (ii) premiums paid and the write-off of any unamortized balance of original issue discount in connection with a redemption of, or tender offer for, the Notes or the 2009 Notes by the Company and amortization of debt issuance costs shall be excluded and (iii) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Resort EBITDA" means, with respect to any Person for any period, the Consolidated EBITDA of such Person for such period minus consolidated real estate revenue of such Person and its Restricted Subsidiaries for such period plus consolidated real estate operating expenses of such Person and its Restricted Subsidiaries for such period minus any portion of such Consolidated EBITDA attributable to Unrestricted Subsidiaries of such Person for such period, in each case as reported on such Person's consolidated statement of operations and determined on a consolidated basis and in accordance with GAAP.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Credit Agreement" means that certain Third Amended and Restated Revolving Credit and Term Loan Agreement, dated as of June 10, 2003 by and among The Vail Corporation, the Lenders named therein, Bank of America, N.A., as Administrative Agent, and Banc of America Securities LLC, including any related Notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes ma-ture; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring on or prior to 91 days after the date on which the Notes mature shall not constitute Disqualified Stock if (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable in any respect to the holders of such Capital Stock than the terms applicable to the Notes and described under the captions "Repurchase at the Option of Holders--Asset Sales" and "Repurchase at the Option of Holders--Change of Control"; and (2) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means (i) a public or private sale of Capital Stock of the Company and (ii) the sale of other securities convertible or exchangeable into Capital Stock (other than Disqualified Stock) of the Company; provided that an Equity Offering shall be deemed to occur with respect to all or a portion of such securities only upon the conversion or exchange of such securities into Capital Stock.

     "Existing Indebtedness" means Indebtedness of the Company and the Company's Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the Indenture and Indebtedness of Affiliates of the Company in existence on the date of the Indenture that is or will be required to be consolidated on the Company's balance sheet in accordance with GAAP.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect in the United States from time to time.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantor" means (i) each of the Company's Restricted Subsidiaries that are party to the Indenture on the date of execution and delivery of the Indenture and (ii) each other Person that becomes a guarantor of the obligations of the Company under the Notes and the Indenture from time to time in accordance with the provisions of the Indenture described under the caption "Certain Covenants--Additional Subsidiary Guarantees,", and their respective successors and assigns; provided, however, that "Guarantor" shall not include any Person that is released from its Guarantee of the obligations of the Company under the Notes and the Indenture as described under "--Subsidiary Guarantees."

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap, cap or collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

     "Indebtedness" means, with respect to any Person, without duplication, (i) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, Notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property (which purchase price is due more than one year after taking title to such property) or services or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP; (ii) all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person, the amount of such obligation, to the extent it is without recourse to such Person, being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured); (iii) to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person; provided, however, that (1) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP; and (2) Indebtedness shall not include any liability for federal, state, local or other taxes; and (iv) with respect to any Restricted Subsidiary of the Company, Preferred Stock of such Person (in an amount equal to the greater of (x) the sum of all obligations of such Person with respect to redemption, repayment or repurchase thereof and (y) the book value of such Preferred Stock as reflected on the most recent financial statements of such Person).

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP, excluding, however, trade accounts receivable and bank deposits made in the ordinary course of business consistent with past practice. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company or such Restricted Subsidiary shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the penultimate paragraph of the covenant described above under the caption "Restricted Payments."

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional, sale or other title retention agreement, any lease in the nature thereof, and any option or other agreement to sell or give a
Lien).

     "Make-Whole Amount" means, with respect to any note, an amount equal to the excess, if any, of (a) the present value of the remaining principal, premium, if any, and interest (other than accrued interest otherwise payable upon redemption) payments that would be payable with respect to such note if such note were redeemed on February 15, 2009, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the principal amount of such note.

     "Make-Whole Average Life" means, with respect to any date of redemption of Notes, the number of years (calculated to the nearest one-twelfth) from such redemption date to February 15, 2009.

     "Make-Whole Price" means, with respect to any Note, the greater of (a) the sum of the principal amount of and Make-Whole Amount with respect to such Note, and (b) the redemption price of such note on February 15, 2009.

     "Net Income" means, with respect to any Person, the net income (or loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, (i) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to Sale and Leaseback Transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and
(ii) any extraordinary or nonrecurring gain (or loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (or loss).

     "Net Proceeds" means the aggregate cash proceeds or Cash Equivalents proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, but only as and when received, and any proceeds deemed to be cash or Cash Equivalents pursuant to clause (b) of the first paragraph under the caption "Asset Sales"), net of (i) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, (ii) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, (iv) all distributions and other payments required to be made to minority interest holders of a Restricted Subsidiary or joint venture as a result of such Asset Sale, and (v) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Obligations" means any principal, interest (including post-petition interest), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Investments" means (i) any Investment in the Company or a Restricted Subsidiary of the Company; (ii) any Investment in Cash Equivalents;
(iii) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company and, to the extent required under the Indenture, a Guarantor or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (iv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "Repurchase at the Option of Holders--Asset Sales"; (v) any acquisition of assets received solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;
(vi) any Investment in a Similar Business (including any Investment made in any Unrestricted Subsidiaries in a Similar Business) if, after giving effect to such Investment, the aggregate amount of all Investments made pursuant to this clause
(vi) then constituting Unrestricted Investments Outstanding does not exceed the sum of $75 million and 10% of Total Consolidated Assets of the Company at the time of such Investment; (vii) contributions of Real Estate Held for Sale to Real Estate Joint Ventures; provided, in the case of any Investment made pursuant to this clause (vii) or the preceding clause (vi), that after giving effect to such Investment no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and (viii) Investments received in connection with the settlement of any ordinary course obligations owed to the Company or any of its Restricted Subsidiaries.

     "Permitted Liens" means (i) Liens in favor of the Company or any of its Restricted Subsidiaries; (ii) Liens securing Senior Debt of the Company or any Restricted Subsidiary of the Company; (iii) Liens on property or Equity Interests of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets or Equity Interests other than those of the Person merged into or consolidated with the Company;
(iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens incurred or pledges and deposits made in connection with worker's compensation, unemployment insurance and other social security benefits, statutory obligations, bid, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (other than contracts in respect of borrowed money and other Indebtedness); (vi) Liens existing on the date of the Indenture; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;
(viii) Liens securing the Notes or any Guarantee thereof; (ix) Liens securing Permitted Refinancing Indebtedness to the extent that the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded was permitted to be secured by a Lien; provided that such Liens do not extend to any assets other than those that secured the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (x) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; (xi) Liens securing Capital Lease Obligations; provided that such Liens do not extend to any property or assets which are not leased property subject to such Capitalized Lease Obligation; (xii) judgment liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, degree or order shall not have been finally terminated or the period within such proceedings may be initiated shall not have expired; (xiii) Liens securing obligations of the Company under Hedging Obligations; (xiv) purchase money Liens securing Purchase Money Obligations; provided that the related Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property or assets so acquired pursuant to such Purchase Money Obligation; (xv) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (xvi) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;
(xvii) Liens arising from filing Uniform Commercial Code financing statements regarding leases; provided that such Liens do not extend to any property or assets which are not leased property subject to such leases or subleases; and (xviii) Liens created for the benefit of all of the Notes and/or any Guarantees thereof.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness (other than Hedging Obligations and other than Indebtedness permitted to be incurred pursuant to clause (i), clause (iv) or clause (vii) of the second paragraph under "--Incurrence of Indebtedness and Issuance of Preferred Stock") of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus premium and accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or any Guarantee thereof, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or such Guarantee on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary that is an obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means an individual, limited or general partnership, corporation, limited liability company, association, unincorporated organization, trust, joint stock company, joint venture or other entity, or a government or any agency or political subdivision thereof.

     "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Purchase Money Obligations" of any Person means any obligations of such Person or any of its Subsidiaries to any seller or any other person incurred or assumed in connection with the purchase of real or personal property to be used in the business of such person or any of its subsidiaries within 180 days of such purchase.

     "Real Estate Held for Sale" means, with respect to any Person, the real estate of such Person and its Restricted Subsidiaries classified for financial reporting purposes as Real Estate Held for Sale on the date of the Indenture or thereafter acquired as Real Estate Held for Sale.

     "Real Estate Joint Venture" means any Person engaged exclusively in the acquisition, development and operation or resale of any real estate asset or group of related real estate assets (and directly related activities).

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Sale and Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation was in effect on the date of the Indenture.

     "Similar Business" means any business conducted by the Company or any of its Subsidiaries on the date of the Indenture or any other recreation, leisure and/or hospitality business including without limitation ski mountain resort operations, or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or is reasonably ancillary thereto.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of at least a majority of the directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     "Total Consolidated Assets" means, with respect to any Person as of any date, the book value of the assets of such Person and its Restricted Subsidiaries as shown on the most recent consolidated balance sheet of such Person.

     "Treasury Rate" means, at any time of computation, the yield to maturity at such time (as compiled by and published in the most recent statistical release (or any successor release) of the Federal Reserve Bank of New York which has become publicly available at least two business days prior to the date of the redemption notice or, if such statistical release (or successor release) is no longer published, any generally recognized publicly available source of similar market data) of United States Treasury securities with a constant maturity most nearly equal to the Make-Whole Average Life; provided, however, that if the Make-Whole Average Life is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Make-Whole Average Life is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "2009 Notes" means the Company's 8.75% Senior Subordinated Notes due 2009 issued under (i) the indenture dated as of May 11, 1999 between the Company and The Bank of New York, as trustee or (ii) the indenture dated as of November 21, 2001 between the Company and the Bank of New York, as trustee.

     "Unrestricted Investments Outstanding" means, at any time of determination, in respect of all Permitted Investments made pursuant to clause (vi) of the definition of the term "Permitted Investments," the excess, if any, of (i) the sum of all Permitted Investments theretofore made by the Company or any Restricted Subsidiary pursuant to clause (vi) of the definition of "Permitted Investments" over (ii) the amount of all cash, and the fair market value of any assets or property, distributed as dividends and distributions to the Company or a Restricted Subsidiary of the Company (to the extent that the Company does not elect to include the amount of such dividends and distributions in the computation of Consolidated Net Income pursuant to the parenthetical of clause
(i) of the definition thereof at the time of determination), and all repayments of the principal amount of loans or advances, the net cash proceeds, and the fair market value of assets or property, received from sales or transfers, in respect of such Investments to the

Company or any of its Restricted Subsidiaries and any other reduction made in cash of such Investments in such Person.

     "Unrestricted Subsidiary" means Boulder/Beaver, LLC, Colter Bay Corporation, Eagle Park Reservoir Company, Forest Ridge Holdings, Inc., Gros Ventre Utility Company, Jackson Lake Lodge Corporation, Jenny Lake Lodge, Inc., Larkspur Restaurant and Bar, LLC, Mountain Thunder, Inc., RTP, LLC, RT Partners, Inc., SSI Venture, LLC, Timber Trail, Inc., Vail Associates Investments, Inc. and VR Holdings, Inc. and any other Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding comply with the covenant set forth under "Transactions with Affiliates."

     "Voting Stock" of any Person as of any date means classes of the Capital Stock of such Person that is at the time entitled to vote in the election of at least a majority of the directors, managers, trustees or other governing body of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

                       Description of Certain Indebtedness

Credit Facility

     In June 2003, we amended and restated our Credit Facility to provide debt financing up to an aggregate principal amount of $425 million. The Credit Facility, as amended, consists of (i) a $325 million revolving credit facility and (ii) a $100 million term loan. Our subsidiary, The Vail Corporation, is the borrower under the Credit Facility, with Bank of America, N.A. as agent and certain other financial institutions as lenders. The proceeds of loans made under the Credit Facility may be used to fund our working capital needs, capital expenditures, acquisitions and other general corporate purposes, including the issuance of letters of credit. In connection with the offering of the Notes, the Credit Facility was amended in January 2004 to extend the maturity date of the term loan under the Credit Facility from December 2008 to December 2010, and to reduce the applicable interest rate margin on the term loan. In addition, the amendment provides that the term loan may be increased on a one-time basis by up to $60 million.

     The revolving Credit Facility matures June 2007. Borrowings under the revolving Credit Facility bear interest annually at our option at the rate of
(i) LIBOR (the London interbank offered rate for a given interest period) plus a margin (3.60% total rate at January 31, 2004) or (ii) the agent's prime lending rate plus a margin (5.00% total rate at January 31, 2004). The revolving Credit Facility also includes a quarterly unused commitment fee. The unused commitment fee is equal to a percentage determined by the Funded Debt to Adjusted EBITDA ratio (as defined), times the daily amount by which the revolving Credit Facility commitment exceeds the total of outstanding loans and outstanding letters of credit. The unused amounts are accessible to the extent that the Funded Debt to Adjusted EBITDA ratio does not exceed the maximum ratio allowed at quarter-ends. Interest rates on the revolving Credit Facility fluctuate based upon the ratio of our Funded Debt to Adjusted EBITDA on a trailing twelve-month basis. The term loan matures December 2010 and bears interest at a rate of LIBOR plus a margin (3.91% total rate at January 31, 2004). The term loan is subject to annual amortization based upon 1% per annum of the original principal amount of the term loan facility. We have the option to prepay the term loan at any time without any pre-payment penalty; however, such repayments cannot subsequently be re-borrowed under the term loan facility.

     The Vail Corporation's obligations under the Credit Facility are guaranteed by us and certain of our subsidiaries and are collateralized by a pledge of all of the capital stock of The Vail Corporation, substantially all of its subsidiaries and our interest in SSV.

     The Credit Facility provides for affirmative and negative covenants that restrict, among other things, our ability to incur indebtedness, dispose of assets, make capital expenditures and make investments. In addition, the agreement includes certain restrictive financial covenants, the most restrictive of which are the Funded Debt to Adjusted EBITDA ratio, Senior Debt to Adjusted EBITDA ratio, Minimum Fixed Charge Coverage ratio, Minimum Net Worth and the Interest Coverage ratio (as defined).

Industrial Revenue Bonds

     Pursuant to an indenture (the "IRB Indenture") dated as of April 1, 1998, between Eagle County, Colorado, as issuer (the "IRB Issuer"), and U.S. Bank National Association, as trustee (the "IRB Trustee"), $41.2 million aggregate principal amount of industrial revenue bonds (the "IRBs") were issued for the purpose of providing funds to The Vail Corporation d/b/a Vail Associates, Inc. ("VAI") to refinance certain existing industrial revenue bonds. Pursuant to a financing agreement (the "IRB Agreement") dated as of April 1, 1998, among the IRB Issuer and VAI, the IRB Issuer loaned to VAI the proceeds of the issuance of the IRBs and VAI agreed to make payments in the aggregate amount, bearing interest at rates and payable at times, corresponding to the principal amount of, interest rates on and due dates under the IRBs. The obligations of VAI under the IRB Indenture, the IRB Agreement and the IRBs are secured by certain multi-party agreements between VAI, the IRB Trustee and the U.S. Forest Service (the "Permit Agreements") relating to the Vail Mountain and Beaver Creek Mountain Forest Service Permits (the "Permits"). The Permit Agreements provide that the U.S. Forest Service will cooperate with the IRB Trustee in obtaining a new holder of the Permits (acceptable to the U.S. Forest Service in its sole discretion) in the event of a default by VAI with respect to its obligations under the IRBs. However, the Permit Agreements expressly provide that no security interest is created in or collateral assignment made with respect to the Permits.

     The IRBs mature, subject to prior redemption, on August 1, 2019. The IRBs bear interest at the rate of 6.95% per annum, with interest payable semi-annually on February 1 and August 1. The IRBs are subject to redemption at the option of VAI, at any time and from time to time on or after August 1, 2008, and are subject to mandatory redemption if interest payments on the IRBs lose their tax exempt status. Furthermore, in the event that VAI or one of its affiliates incurs additional indebtedness with (1) senior or superior rights to the Permits or (2) equivalent rights with respect to the Permits above an aggregate principal amount of $250,000,000 (including the unpaid principal amount of the IRBs) the IRBs will bear an interest rate of 7.45% per annum or, under certain limited circumstances, may be subject to mandatory redemption.

     We also have indebtedness in connection with $19.0 million of outstanding IRBs which we assumed in connection with our acquisition of Keystone and Breckenridge. These IRBs consist of two series of refunding bonds which were originally issued to finance the cost of sports and recreational facilities at Keystone. The Series 1990 Sports Facilities Refunding Revenue Bonds have an aggregate outstanding principal amount of $19.0 million. The principal matures in installments in 2006 and 2008. These bonds bear interest at a rate of 7.75% for bonds maturing in 2006 and 7.875% for bonds maturing in 2008. The Series 1991 Sports Facilities Refunding Revenue Bonds have an aggregate outstanding principal amount of $1.5 million maturing in 2010 and bear interest at 7.375%.

SSI Venture Credit Facility

     SSI Venture LLC ("SSV"), a retail/rental joint venture in which we have a 51.9% ownership interest, has a credit facility ("SSV Facility") which was amended and restated in May 2003. The SSV Facility is a three-year credit facility which provides for debt financing up to an aggregate principal amount of $32.0 million. The SSV Facility, as amended, consists of (i) a $20.0 million revolving credit facility, (ii) an $8.0 million term loan A and (iii) a $4.0 million term loan B. Keybank N.A. is agent with certain other financial institutions as lenders. SSV's obligations under the SSV Facility are collateralized by substantially all of SSV's assets. The proceeds of the loans made under the SSV Facility may be used to fund SSV's working capital needs, capital expenditures, acquisitions and other general corporate purposes, including the issuance of letters of credit.

     Borrowings bear interest annually at SSV's option at the rate of (i) LIBOR plus a margin or (ii) the agent's prime lending rate plus a margin. Interest rates on the borrowings fluctuate based upon the Consolidated Leverage ratio (as defined). The revolving Credit Facility matures May 2006. The revolving Credit Facility also includes a quarterly unused commitment fee. The term loan A matures May 2006. SSV must make quarterly principal payments on the term loan A in the amount of $285,715. SSV has the option to prepay the term loan A at any time; however, such repayments cannot subsequently be re-borrowed under the term loan A facility. The term loan B matures May 2006. SSV has the option to prepay the term loan B at any time; however, such repayments cannot subsequently be re-borrowed under the term loan B facility. The term loan B is backed by a $4.2 million letter of credit issued against our Credit Facility. The SSV Facility provides for negative covenants that restrict, among other things, SSV's ability to incur indebtedness, dispose of assets, make capital expenditures and make investments. In addition, the SSV Facility includes certain restrictive financial covenants, including the Consolidated Leverage ratio, Minimum Fixed Charge Coverage ratio and Minimum Net Worth (as defined).

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that for a period of 30 days after effectiveness of the exchange offer registration statement, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. By acceptance of the exchange offer, each broker-dealer that receives exchange notes pursuant to the exchange offer hereby agrees to notify us prior to using this prospectus in connection with the sale or transfer of exchange notes, and acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in this prospectus untrue in any material respect or which requires the making of any changes in this prospectus in order to make the statements herein not misleading (which notice we agree to deliver promptly to such broker-dealer), such broker-dealer will suspend use of this prospectus until we have amended or supplemented the prospectus to correct such misstatement or omission and have furnished copies of the amended or supplemented prospectus to such broker-dealer.

     For a period of 30 days after effectiveness of the exchange offer registration statement, we will promptly upon request send additional copies of this prospectus and any amendment or supplement thereto to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of any one special counsel for the Holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the notes participating in the exchange offer (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

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                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

General

     The following is a discussion of certain U.S. federal income tax consequences associated with the exchange of outstanding notes for exchange notes and the beneficial ownership and disposition of the exchange notes. For purposes of this discussion, a "U.S. Holder" is a beneficial owner of a note that is for U.S. federal income tax purposes an individual who is a citizen or resident of the United States, a corporation that is organized in or under the laws of the United States or any state thereof, an estate the income of which is includable in gross income for U.S. tax purposes regardless of its source or a trust (1) the administration of which is subject to the primary supervision of a United States court and as to which one or more United States persons have the authority to control all substantial decisions of the trust or (2) which has made a valid election to be treated as a U.S. person. A "Non-U.S. Holder" is a beneficial owner of a note that for U.S. federal income tax purposes is a non-resident alien or a corporation, estate or trust that is not a U.S. Holder. This summary applies only to holders who hold the notes and the exchange notes received therefor as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). It does not discuss all of the tax consequences that may be relevant to a holder in light of its particular circumstances or to holders subject to special rules, such as tax-exempt organizations, dealers in securities or foreign currencies, financial institutions, partnerships or other pass-through entities, life insurance companies, or regulated investment companies, expatriates, holders subject to the alternative minimum tax, holders deemed to sell the notes under the constructive sale provisions of the Code, or to holders whose functional currency is not the United States dollar or who hold the exchange notes as part of a synthetic security, conversion transaction, or certain "straddle" or hedging transactions.

     The U.S. federal income tax considerations set forth below are based upon the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those presented below.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INTENDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO A PARTICULAR HOLDER'S SITUATION. PERSONS CONSIDERING EXCHANGING OUTSTANDING NOTES FOR EXCHANGE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE EXCHANGE AND OF OWNERSHIP AND DISPOSITION OF THE EXCHANGE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL OR FOREIGN LAWS AND OTHER FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS) AND THE POSSIBLE EFFECTS OF CHANGES (POSSIBLY INCLUDING RETROACTIVE CHANGES) IN U.S. FEDERAL INCOME AND OTHER FEDERAL TAX LAWS.

Exchange of Notes

     The exchange of outstanding notes for exchange notes will not be a taxable event for U.S. federal income tax purposes. A holder will not recognize any taxable gain or loss as a result of exchanging outstanding notes for exchange notes, and the holder will have the same tax basis and holding period in the exchange notes as he had in the outstanding notes immediately before exchange.

Ownership and Disposition of Exchange Notes

     U.S. Holders

     Stated Interest. Stated interest on an exchange note will be taxable to a U.S. Holder as ordinary interest income in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes.

     Market Discount. Under the market discount rules of the Code, a U.S. Holder who purchases an exchange note at a market discount will generally be required to treat any gain recognized on the sale, exchange, retirement or other taxable disposition of the exchange note as ordinary income to the extent of the accrued market discount during the U.S. Holder's holding period that has not been previously included in income. Market discount is generally defined as the amount by which a U.S. Holder's purchase price for an exchange note is less than the exchange note's stated redemption price at maturity (generally, the exchange note's principal amount) of the exchange note on the date of purchase, subject to a statutory de minimis exception. In general, market discount accrues on a ratable basis over the remaining term of the exchange note unless a U.S. Holder makes an irrevocable election to accrue market discount on a constant yield to maturity basis.

     A U.S. Holder who acquires an exchange note at a market discount may be required to defer a portion of any interest expense that otherwise may be deductible on any indebtedness incurred or continued to purchase or carry such exchange note until the U.S. Holder disposes of the exchange note in a taxable transaction. A U.S. Holder who has elected under applicable Code provisions to include market discount in income annually as such discount accrues will not, however, be required to treat any gain recognized as ordinary income or to defer any deductions for interest expense under these rules. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first day of the taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service (the "IRS").

     Holders should consult their tax advisors as to the portion of any gain that would be taxable as ordinary income under the market discount rules and any other consequences of the market discount rules that may apply to them in particular.

     Amortizable Bond Premium. A U.S. Holder who purchases an exchange note for an amount in excess of its principal amount will be considered to have purchased the exchange note at a premium. A U.S. Holder may elect to amortize the premium over the remaining term of the exchange note on a constant yield method. The amount amortized in any year will be treated as a reduction of the U.S. Holder's interest income from the exchange note. A U.S. Holder who elects to amortize the premium on an exchange note must reduce its tax basis in the exchange note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS. Bond premium on an exchange note held by a U.S. Holder who does not make such an election will decrease the capital gain or increase the capital loss otherwise recognized on the disposition of the exchange note.

     Sale, Exchange or Redemption of an Exchange Note. A U.S. Holder will recognize gain or loss, if any, on the sale, redemption or other taxable disposition of an exchange note in an amount equal to the difference, if any, between the U.S. Holder's adjusted tax basis in the exchange note and the amount received therefor (other than amounts attributable to accrued and unpaid interest on the exchange notes, which will be taxable as ordinary income unless previously included in income). A U.S. Holder's adjusted tax basis in an exchange note generally will equal the cost of the exchange note to the U.S. Holder. Subject to the market discount rules summarized above, such gain or loss generally will be long-term capital gain or loss if the exchange note was held for more than one year as of the date of disposition. Long-term capital gains recognized by an individual or non-corporate U.S. Holder are generally subject to a reduced U.S. federal income tax rate. Capital losses are subject to limits on deductibility.

     Backup Withholding and Information Reporting. A U.S. Holder of an exchange note may be subject to information reporting and possible backup withholding. If applicable, backup withholding would apply at a rate of 28% (31% after December 31, 2010) with respect to interest on, or the proceeds of a sale, exchange, redemption, retirement, or other disposition of, such exchange note, unless such U.S. Holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable backup withholding rules.

     Any amount withheld under the backup withholding rules from a payment to a U.S. Holder generally will be allowed as a refund or a credit against such U.S. Holder's U.S. federal income tax liability, provided that the required procedures are followed.

     Non-U.S. Holders

     Payment of Interest. The payment of interest on an exchange note will generally not be subject to U.S. federal income tax (or to withholding of tax), if (1) the interest is not effectively connected with the conduct of a trade or business within the United States, (2) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (3) the Non-U.S. Holder is not a controlled foreign corporation that is related to us actually or constructively through stock ownership and (4) either (i) the beneficial owner of the exchange note certifies to us or our agent, under penalties of perjury, that it is not a U.S. Holder and provides its name and address on IRS Form W-8 BEN (or on a suitable substitute form), (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the exchange note certifies under penalties of perjury that such a Form W-8 BEN (or suitable substitute form) has been received from the beneficial owner by it and furnishes the payer with a copy thereof or (iii) the beneficial owner holds its exchange notes directly through a "qualified intermediary" and certain conditions are satisfied.

     If the payments of interest are effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the U.S., such Non-U.S. Holder will not be subject to U.S. federal withholding tax on such interest payments provided that the Non-U.S. Holder satisfies certain documentation requirements. However, such Non-U.S. Holder will generally be subject to the rules described above for a U.S. Holder (subject to any modification provided under an applicable income tax treaty). Such Non-U.S. Holder may also be subject to the "branch profits tax" if such holder is a corporation.

     If the payments of interest are not effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the U.S., but the requirements described above under clauses (2), (3) or (4) are not satisfied with respect to such Non-U.S. Holder, a 30% withholding tax (or a reduced rate under an applicable income tax treaty) will apply to interest paid on the exchange notes to such Non-U.S. Holder.

     Sale, Exchange or Redemption of an Exchange Note. A Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax on any gain realized in connection with the sale, exchange, retirement, or other disposition of an exchange note, unless (i) the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if a tax treaty applies, the gain is attributable to a permanent establishment or a fixed base in the United States); or (ii) in the case of a Non-U.S. Holder who is an individual and holds the exchange note as a capital asset, such holder is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met.

     If the gain is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the U.S., such Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to such gain in the same manner as U.S. Holders, as described above, unless an applicable income tax treaty provides otherwise. In addition, Non-U.S. Holders that are corporations could be subject to a branch profits tax with respect to such gain at a rate of 30% (or at a reduced rate under an applicable income tax treaty). If the foregoing 183 days rule applies, a Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the net gain derived from the sale.

     Backup Withholding and Information Reporting. We must report annually to the IRS and to each Non-U.S. Holder the amount of interest paid on an exchange note, regardless of whether withholding was required, and any tax withheld with respect to the interest. Under the provisions of an income tax treaty and other applicable agreements, copies of these information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides.

     Interest payments on the exchange notes made by us or any paying agent of ours to Non-U.S. Holders generally will not be subject to "backup withholding" if the certification described under "--Ownership and Disposition of Exchange Notes--Non-U.S. Holders--Payment of Interest" above is received or an exemption is otherwise established.

     Payment of proceeds from a sale or redemption of an exchange note effected at a U.S. office of a broker is subject to information reporting and backup withholding unless the Non-U.S. Holder certifies as to its non-U.S. status or otherwise establishes an exemption from information reporting and backup withholding. Payment of the proceeds of the sale or redemption of an exchange note effected at a foreign office of a broker generally should not be subject to information reporting or backup withholding, except that, if the broker is a U.S. person or a foreign person related to a U.S. person, information reporting should apply to such payment unless the broker has documentary evidence in its records that the beneficial owner is not a U.S. Holder and certain other conditions are met or the beneficial owner otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder generally will be allowed as a refund or a credit against such Non-U.S. Holder's U.S. federal income tax liability, provided that the required procedures are followed.

                                  LEGAL MATTERS

     Certain legal matters with respect to the exchange notes and the guarantees will be passed upon for us by Cahill Gordon & Reindel LLP, New York, New York and by Martha D. Rehm, Esq., General Counsel to the Company.

                                     EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended July 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

================================================================================








                                  $390,000,000


                               VAIL RESORTS, INC.


      Exchange Offer for $390,000,000 Aggregate Principal Amount of 6 3/4%

                       Senior Subordinated Notes due 2014



                                 ______________

                                   PROSPECTUS

                                 ______________




                                                          , 2004




--------------------------------------------------------------------------------
We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell or buy any securities in any jurisdiction where it is unlawful. The information in this prospectus is current as of [ ], 2004.
--------------------------------------------------------------------------------


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the registrant under certain circumstances for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

     The Company's Amended and Restated Certificate of Incorporation (the "Certificate") provides that to the fullest extent permitted by Delaware Law or another applicable law, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Under current Delaware Law, liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or purchases and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provision of the Certificate is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Company's Restated Bylaws (the "Bylaws") provide that the Company shall indemnify its directors, officers and employees to the fullest extent permitted by applicable law.

     The Bylaws provide that the Company may indemnify any person who is or was involved in any manner or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action, suit or proceeding by or in the right of the registrant to procure a judgment in its favor), by reason of the fact that he is or was or had agreed to become a director, officer or employee of the registrant or is or was or had agreed to become at the request of the board or an officer of the registrant a director, officer or employee of another corporation, partnership, joint venture, trust or other entity against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

Item 21. Exhibits

Exhibit No.          Description

4.1(a) Purchase Agreement, dated as of January 15, 2004 among Vail Resorts,
     Inc., the guarantors named on Schedule I thereto, Banc of America Securities LLC, Deutsche Banc Securities, Inc., Bear, Stearns & Co. Inc., Lehman Brothers Inc., Piper Jaffray & Co. and Wells Fargo Securities LLC (Incorporated by reference to Exhibit 4.2(c) on Form 10-Q of Vail Resorts, Inc. for the quarter ended January 31, 2004).

4.1(b) Supplemental Purchase Agreement, dated as of January 22, 2004 among Vail
     Resorts, Inc., the guarantors named thereto, Banc of America Securities LLC, Deutsche Banc Securities, Inc., Bear, Stearns & Co. Inc., Lehman Brothers Inc., Piper Jaffray & Co. and Wells Fargo Securities LLC (Incorporated by reference to Exhibit 4.2(d) on Form 10-Q of Vail Resorts, Inc. for the quarter ended January 31, 2004).

4.2 Indenture, dated as of January 29, 2004 among Vail Resorts, Inc., the guarantors named therein and The Bank of New York, as trustee (Incorporated by reference to Exhibit 4.1 on Form 8-K of Vail Resorts, Inc. filed February 2, 2004).

4.3  Form of Global Note (included in Exhibit 4.2).

4.4 Registration Rights Agreement dated as of January 29, 2004 among Vail Resorts, Inc., the guarantors signatory thereto, Banc of America Securities LLC, Deutsche Banc Securities, Inc., Bear, Stearns & Co. Inc., Lehman Brothers Inc., Piper Jaffray & Co. and Wells Fargo Securities LLC (Incorporated by reference to Exhibit 4.5(c) on Form 10-Q of Vail Resorts, Inc. for the quarter ended January 31, 2004).

5.1* Opinion of Cahill Gordon & Reindel LLP as to the legality of the Exchange
     Notes and the Guarantees of certain of the Guarantors.

5.2* Opinion of General Counsel to the Company as to the legality of the Exchange Notes and the Guarantees of certain of the Guarantors.

12.1* Computation of Ratio of Earnings to Fixed Charges.

23.1(a)* Consent of PricewaterhouseCoopers LLP, independent accountants.

23.1(b)* Consent of PricewaterhouseCoopers LLP, independent accountants.

23.2* Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5.1).

23.3* Consent of General Counsel to the Company (included in Exhibit 5.2).

24.1* Power of Attorney for the Company.

24.2* Powers of Attorney for the Guarantors (set forth on the signature pages to this Registration Statement).

25.1* Statement regarding eligibility of Trustee on Form T-1.

99.1* Form of Letter of Transmittal.

99.2* Form of Notice of Guaranteed Delivery.

_________________

* Filed Herewith

Item 22. Undertakings

     The undersigned Registrants hereby undertake:

     (a) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (d) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                              VAIL RESORTS, INC.




                              By:    /s/ JEFFREY W. JONES
                                     -------------------------------------
                                     Name:    Jeffrey W. Jones
                                     Title:   Chief Financial Officer and
                                              Senior Vice President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                       Title                                 Date

           /S/ADAM M. ARON              Chairman of the Board, Chief Executive Officer         March 25, 2004
----------------------------------      and Director (Principal Executive Officer)
             Adam M. Aron

         /S/JEFFREY W. JONES            Senior Vice President and Chief Financial              March 25, 2004
----------------------------------      Officer (Principal Financial Officer)
           Jeffrey W. Jones

           /S/FRANK BIONDI*             Director                                               March 25, 2004
----------------------------------
             Frank Biondi

          /S/JOHN J. HANNAN*            Director                                               March 25, 2004
----------------------------------
            John J. Hannan

          /S/JOHN R. HAUGE*             Director                                               March 25, 2004
----------------------------------
            John R. Hauge

       /S/ROLAND A. HERNANDEZ*          Director                                               March 25, 2004
----------------------------------
         Roland A. Hernandez

          /S/ROBERT A. KATZ*            Director                                               March 25, 2004
----------------------------------
            Robert A. Katz

          /S/THOMAS H. LEE*             Director                                               March 25, 2004
----------------------------------
            Thomas H. Lee

         /S/WILLIAM L. MACK*            Director                                               March 25, 2004
----------------------------------
           William L. Mack

        /S/JOE R. MICHELETTO*           Director                                               March 25, 2004
----------------------------------
          Joe R. Micheletto



                                      II-4

              Signature                                       Title                                 Date

          /S/JOHN F. SORTE*             Director                                               March 25, 2004
----------------------------------
            John F. Sorte

        /S/WILLIAM P. STIRITZ*          Director                                               March 25, 2004
----------------------------------
          William P. Stiritz

          /S/JAMES S. TISCH*            Director                                               March 25, 2004
----------------------------------
            James S. Tisch

         /S/JEFFREY W. JONES            Attorney-in-Fact                                       March 25, 2004
----------------------------------
           Jeffrey W. Jones

----------------------------------
*        By Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                                  BEAVER CREEK ASSOCIATES, INC.




                                  By: /s/ JEFFREY W. JONES
                                      ------------------------------------------
                                      Name:  Jeffrey W. Jones
                                      Title: Senior Vice President and Principal
                                             Accounting Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date

           /s/ Adam M. Aron                 Chairman of the Board and Director                   March 25, 2004
---------------------------------------
             Adam M. Aron

         /s/ Jeffrey W. Jones               Senior Vice President, Principal Accounting          March 25, 2004
---------------------------------------     Officer and Director
           Jeffrey W. Jones

         /s/ Martha Dugan Rehm              Senior Vice President and Director                   March 25, 2004
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                            BEAVER CREEK CONSULTANTS, INC.




                            By:    /s/ JEFFREY W. JONES
                                   --------------------------------------------
                                   Name:    Jeffrey W. Jones
                                   Title:   Senior Vice President and Principal
                                            Accounting Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                                        Title                                 Date

           /s/ Adam M. Aron                 Chairman of the Board and Director                   March 25, 2004
---------------------------------------
             Adam M. Aron

         /s/ Jeffrey W. Jones               Senior Vice President, Principal Accounting          March 25, 2004
---------------------------------------     Officer and Director
           Jeffrey W. Jones

         /s/ Martha Dugan Rehm              Senior Vice President and Director                   March 25, 2004
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                           BEAVER CREEK FOOD SERVICES, INC.




                           By:    /s/ JEFFREY W. JONES
                                  --------------------------------------------
                                  Name:    Jeffrey W. Jones
                                  Title:   Senior Vice President and Principal
                                           Accounting Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                                        Title                                 Date
         /s/ John McD. Garnsey              Chairman of the Board, President and Director        March 25, 2004
---------------------------------------
           John McD. Garnsey

         /s/ Jeffrey W. Jones               Senior Vice President, Principal Accounting          March 25, 2004
---------------------------------------     Officer and Director
           Jeffrey W. Jones

         /s/ Martha Dugan Rehm              Senior Vice President and Director                   March 25, 2004
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                          BRECKENRIDGE RESORT PROPERTIES, INC.




                          By:    /s/ JEFFREY W. JONES
                                 ---------------------------------------------
                                 Name:    Jeffrey W. Jones
                                 Title:   Senior Vice President and Principal
                                          Accounting Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date
         /s/ James P. Thompson              President and Director                               March 25, 2004
---------------------------------------
           James P. Thompson

           /s/ Eric Thompson                Director                                             March 25, 2004
---------------------------------------
             Eric Thompson

         /s/ Jeffrey W. Jones               Senior Vice President, Principal Accounting          March 25, 2004
---------------------------------------     Officer and Director
           Jeffrey W. Jones


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                        COMPLETE TELECOMMUNICATIONS, INC.


                        By:  /s/ Jeffrey W. Jones
                             ----------------------------------------
                             Name:      Jeffrey W. Jones
                             Title:     Principal Accounting Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                                        Title                                 Date
         /s/ James P. Donohue               Chairman of the Board, Senior Vice President         March 25, 2004
---------------------------------------     and Director
           James P. Donohue

         /s/ Jeffrey W. Jones               Principal Accounting Officer                         March 25, 2004
---------------------------------------
           Jeffrey W. Jones

          /s/ R. Keith Gwinn                President and Director                               March 25, 2004
---------------------------------------
            R. Keith Gwinn

         /s/ Nanci N. Northway              Vice President and Director                          March 25, 2004
---------------------------------------
           Nanci N. Northway

         /s/ John Uhley                     Director                                             March 25, 2004
---------------------------------------
              John Uhley


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                       GILLETT BROADCASTING, INC.


                       By:  /s/ Jeffrey W. Jones
                            --------------------------------------------------
                            Name:      Jeffrey W. Jones
                            Title:     Chief Financial Officer and Senior Vice
                            President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date

           /s/ Adam M. Aron                 Chairman of the Board, President and Director        March 25, 2004
---------------------------------------
             Adam M. Aron

         /s/ Jeffrey W. Jones               Chief Financial Officer, Senior Vice                 March 25, 2004
---------------------------------------     President and Director
           Jeffrey W. Jones

         /s/ Martha Dugan Rehm              Senior Vice President and Director                   March 25, 2004
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                         GRAND TETON LODGE COMPANY


                         By:  /s/ Jeffrey W. Jones
                              -------------------------------------------------
                              Name:      Jeffrey W. Jones
                              Title:     Senior Vice President and Principal
                              Accounting Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date

           /s/ Adam M. Aron                 Chairman of the Board and Director                   March 25, 2004
---------------------------------------
             Adam M. Aron

         /s/ Jeffrey W. Jones               Senior Vice President, Principal Accounting          March 25, 2004
---------------------------------------     Officer and Director
           Jeffrey W. Jones

         /s/ Martha Dugan Rehm              Senior Vice President and Director                   March 25, 2004
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                        HEAVENLY VALLEY, LIMITED PARTNERSHIP
                        BY: VR HEAVENLY I, INC., GENERAL PARTNER


                        By:  /s/ Jeffrey W. Jones
                             ----------------------------------------------
                             Name:      Jeffrey W. Jones
                             Title:     Senior Vice President and Principal
                             Accounting Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                                        Title                                 Date
         /s/ Jeffrey W. Jones               Senior Vice President, Principal Accounting          March 25, 2004
---------------------------------------     Officer and Director
           Jeffrey W. Jones

         /s/ Martha Dugan Rehm              Senior Vice President and Director                   March 25, 2004
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                     JACKSON HOLE GOLF AND TENNIS CLUB, INC.


                     By:  /s/ Jeffrey W. Jones
                          -----------------------------------------------
                          Name:      Jeffrey W. Jones
                          Title:     Senior Vice President and Principal
                          Accounting Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date
           /s/ Adam M. Aron                 Chairman of the Board and Director                   March 25, 2004
---------------------------------------
             Adam M. Aron

         /s/ Jeffrey W. Jones               Senior Vice President, Principal Accounting          March 25, 2004
---------------------------------------     Officer and Director
           Jeffrey W. Jones

         /s/ Martha Dugan Rehm              Senior Vice President and Director                   March 25, 2004
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                      JHL&S, LLC.


                      By:  /s/ Jeffrey W. Jones
                           ---------------------------------------------
                           Name:      Jeffrey W. Jones
                           Title:     Chief Financial Officer and Chief
                           Accounting Officer for SEC purposes


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date
          /s/ Edward E. Mace                Manager                                              March 25, 2004
---------------------------------------
            Edward E. Mace

           /s/ Clayton James                Manager                                              March 24, 2004
---------------------------------------
             Clayton James

          /s/ Anton Piringer                Manager                                              March 23, 2004
---------------------------------------
            Anton Piringer

           /s/ Joseph Byron                 Manager                                              March 22, 2004
---------------------------------------
             Joseph Byron

           /s/ Jerry Johnson                Manager                                              March 25, 2004
---------------------------------------
              Jerry Johnson

                                            Chief Financial Officer and Chief Accounting         March 25, 2004
         /s/ Jeffrey W. Jones               Officer for SEC purposes
---------------------------------------
           Jeffrey W. Jones
                                            Senior Vice President for SEC purposes               March 25, 2004
         /s/ Martha Dugan Rehm
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                      KEYSTONE CONFERENCE SERVICES, INC.


                      By:  /s/ Jeffrey W. Jones
                           -----------------------------------------------
                           Name:      Jeffrey W. Jones
                           Title:     Senior Vice President and Principal
                           Accounting Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date
           /s/ Adam M. Aron                 Chairman of the Board and Director                   March 25, 2004
---------------------------------------
             Adam M. Aron

         /s/ Jeffrey W. Jones               Senior Vice President, Principal Accounting          March 25, 2004
---------------------------------------     Officer and Director
           Jeffrey W. Jones

         /s/ Martha Dugan Rehm              Senior Vice President and Director                   March 25, 2004
---------------------------------------
           Martha Dugan Rehm

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                         KEYSTONE DEVELOPMENT SALES, INC.


                         By:  /s/ Jeffrey W. Jones
                              ----------------------------------------------
                              Name:      Jeffrey W. Jones
                              Title:     Senior Vice President and Principal
                              Accounting Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date
           /s/ Adam M. Aron                 Chairman of the Board and Director                   March 25, 2004
---------------------------------------
             Adam M. Aron

         /s/ Martha Dugan Rehm              Senior Vice President and Director                   March 25, 2004
---------------------------------------
           Martha Dugan Rehm

         /s/ James P. Thompson              Director                                             March 25, 2004
---------------------------------------
           James P. Thompson

         /s/ Jeffrey W. Jones               Senior Vice President and Principal                  March 25, 2004
---------------------------------------     Accounting Officer
           Jeffrey W. Jones


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                        KEYSTONE FOOD & BEVERAGE COMPANY


                        By:  /s/ Jeffrey W. Jones
                             ----------------------------------------------
                             Name:      Jeffrey W. Jones
                             Title:     Senior Vice President and Principal
                             Accounting Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date
         /s/ Roger D. McCarthy              Chairman of the Board, President and Director        March 25, 2004
---------------------------------------
           Roger D. McCarthy

         /s/ Jeffrey W. Jones               Senior Vice President, Principal Accounting          March 25, 2004
---------------------------------------     Officer and Director
           Jeffrey W. Jones

         /s/ Martha Dugan Rehm              Senior Vice President and Director                   March 25, 2004
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                          KEYSTONE RESORT PROPERTY MANAGEMENT Company


                          By:  /s/ Jeffrey W. Jones
                               ----------------------------------------------
                               Name:      Jeffrey W. Jones
                               Title:     Senior Vice President and Principal
                               Accounting Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date
           /s/ Adam M. Aron                 Chairman of the Board and Director                   March 25, 2004
---------------------------------------
             Adam M. Aron

         /s/ Jeffrey W. Jones               Senior Vice President, Principal Accounting          March 25, 2004
---------------------------------------     Officer and Director
           Jeffrey W. Jones

         /s/ James P. Thompson              Director                                             March 25, 2004
---------------------------------------
           James P. Thompson

         /s/ Martha Dugan Rehm              Senior Vice President and Director                   March 25, 2004
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                       LODGE PROPERTIES, INC.


                       By:  /s/ Jeffrey W. Jones
                            -----------------------------------------------
                            Name:      Jeffrey W. Jones
                            Title:     Senior Vice President and Principal
                            Accounting Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date

           /s/ Adam M. Aron                 Chairman of the Board, President and Director        March 25, 2004
---------------------------------------
             Adam M. Aron

         /s/ Jeffrey W. Jones               Senior Vice President, Principal Accounting          March 25, 2004
---------------------------------------     Officer and Director
           Jeffrey W. Jones

         /s/ Martha Dugan Rehm              Senior Vice President and Director                   March 25, 2004
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                         LODGE REALTY, INC.


                         By:  /s/ Jeffrey W. Jones
                              ----------------------------------------------
                              Name:      Jeffrey W. Jones
                              Title:     Senior Vice President and Principal
                              Accounting Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date

           /s/ Adam M. Aron                 Chairman of the Board and Director                   March 25, 2004
---------------------------------------
             Adam M. Aron

                                            President and Director                               March 25, 2004
         /s/ James P. Thompson
---------------------------------------
           James P. Thompson

                                            Senior Vice President, Principal Accounting          March 25, 2004
         /s/ Jeffrey W. Jones               Officer and Director
---------------------------------------
           Jeffrey W. Jones

                                            Senior Vice President and Director                   March 25, 2004
         /s/ Martha Dugan Rehm
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                          PROPERTY MANAGEMENT ACQUISITION
                               CORP., INC.


                          By:  /s/ Jeffrey W. Jones
                               -----------------------------------------------
                               Name:      Jeffrey W. Jones
                               Title:     Senior Vice President and Principal
                               Accounting Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date
           /s/ Adam M. Aron                 Chairman of the Board and Director                   March 25, 2004
---------------------------------------
             Adam M. Aron

         /s/ Jeffrey W. Jones               Senior Vice President, Principal Accounting          March 25, 2004
---------------------------------------     Officer and Director
           Jeffrey W. Jones

         /s/ Martha Dugan Rehm              Senior Vice President and Director                   March 25, 2004
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                       ROCKRESORTS CASA MADRONA, LLC


                       By:  ROCKRESORTS INTERNATIONAL, LLC


                       By:  /s/ Jeffrey W. Jones
                            -----------------------------------------------
                            Name:      Jeffrey W. Jones
                            Title:     Senior Vice President and Principal
                            Accounting Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date
         /s/ Martha Dugan Rehm              Manager                                              March 25, 2004
---------------------------------------
Rockresorts International, LLC

By:   Martha Dugan Rehm
      Senior Vice President

          /s/ Edward E. Mace                President and Chief Executive Officer                March 25, 2004
---------------------------------------
            Edward E. Mace

         /s/ Jeffrey W. Jones               Senior Vice President and Principal                  March 25, 2004
---------------------------------------     Accounting Officer
           Jeffrey W. Jones

         /s/ Martha Dugan Rehm              Senior Vice President                                March 25, 2004
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                     ROCKRESORTS CHEECA, LLC


                     By:  ROCKRESORTS INTERNATIONAL, LLC


                     By:  /s/ Jeffrey W. Jones
                          ----------------------------------------------
                          Name:      Jeffrey W. Jones
                          Title:     Senior Vice President and Principal
                          Accounting Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date
         /s/ Martha Dugan Rehm              Manager                                              March 25, 2004
---------------------------------------
Rockresorts International, LLC
By: Martha Dugan Rehm
      Senior Vice President

          /s/ Edward E. Mace                President and Chief Executive Officer                March 25, 2004
---------------------------------------
            Edward E. Mace

         /s/ Jeffrey W. Jones               Senior Vice President and Principal                  March 25, 2004
---------------------------------------     Accounting Officer
           Jeffrey W. Jones

         /s/ Martha Dugan Rehm              Senior Vice President                                March 25, 2004
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                       ROCKRESORTS EQUINOX, INC.


                       By:  /s/ Jeffrey W. Jones
                            ------------------------------------------------
                            Name:      Jeffrey W. Jones
                            Title:     Senior Vice President and Principal
                            Accounting Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date

          /s/ Edward E. Mace                President, Chief Executive Officer and               March 25, 2004
---------------------------------------     Director
            Edward E. Mace

           /s/ Janice McGill                Director                                             March 25, 2004
---------------------------------------
             Janice McGill

         /s/ John Alexopoulos               Director                                             March 25, 2004
---------------------------------------
           John Alexopoulos

         /s/ Jeffrey W. Jones               Senior Vice President and Principal                  March 25, 2004
---------------------------------------     Accounting Officer
           Jeffrey W. Jones


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                         ROCKRESORTS INTERNATIONAL, LLC


                         By:  /s/ Jeffrey W. Jones
                              -----------------------------------------------
                              Name:      Jeffrey W. Jones
                              Title:     Senior Vice President and Principal
                              Accounting Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date
           /s/ Adam M. Aron                 Class "A" Manager                                    March 25, 2004
---------------------------------------
        Adam M. Aron, Chairman

         /s/ Martha Dugan Rehm              Class "A" Manager and Senior Vice President          March 25, 2004
---------------------------------------
           Martha Dugan Rehm

            /s/ Robert Katz                 Class "A" Manager                                    March 25, 2004
---------------------------------------
              Robert Katz

         /s/ Jeffrey W. Jones               Class "A" Manager, Senior Vice President and         March 25, 2004
---------------------------------------     Principal Accounting Officer
           Jeffrey W. Jones

            /s/ Edward Mace                 Class "A" Manager, Chief Executive Officer           March 25, 2004
---------------------------------------     and President
              Edward Mace


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                         ROCKRESORTS, LLC


                         By:  ROCKRESORTS INTERNATIONAL, LLC


                         By:  /s/ Jeffrey W. Jones
                              -----------------------------------------------
                              Name:      Jeffrey W. Jones
                              Title:     Senior Vice President and Principal
                              Accounting Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date
         /s/ Martha Dugan Rehm              Manager                                              March 25, 2004
---------------------------------------
Rockresorts International, LLC
By:   Martha Dugan Rehm
      Senior Vice President

          /s/ Edward E. Mace                President and Chief Executive Officer                March 25, 2004
---------------------------------------
            Edward E. Mace

         /s/ Jeffrey W. Jones               Senior Vice President and Principal                  March 25, 2004
---------------------------------------     Accounting Officer
           Jeffrey W. Jones


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                           ROCKRESORTS LAPOSADA, LLC


                           By:  /s/ Jeffrey W. Jones
                                -----------------------------------------------
                                Name:      Jeffrey W. Jones
                                Title:     Senior Vice President and Principal
                                Accounting Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date
         /s/ Martha Dugan Rehm              Manager                                              March 25, 2004
---------------------------------------
Rockresorts International, LLC
By:   Martha Dugan Rehm
      Senior Vice President

          /s/ Edward E. Mace                President and Chief Executive Officer                March 25, 2004
---------------------------------------
            Edward E. Mace

         /s/ Jeffrey W. Jones               Senior Vice President and Principal                  March 25, 2004
---------------------------------------     Accounting Officer
           Jeffrey W. Jones


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                         ROCKRESORTS ROSARIO, LLC


                         By:  /s/ Jeffrey W. Jones
                              ----------------------------------------------
                              Name:      Jeffrey W. Jones
                              Title:     Senior Vice President and Principal
                              Accounting Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date
         /s/ Martha Dugan Rehm              Manager                                              March 25, 2004
---------------------------------------
Rockresorts International, LLC
By:   Martha Dugan Rehm
      Senior Vice President

          /s/ Edward E. Mace                President and Chief Executive Officer                March 25, 2004
---------------------------------------
            Edward E. Mace

         /s/ Jeffrey W. Jones               Senior Vice President and Principal                  March 25, 2004
---------------------------------------     Accounting Officer
           Jeffrey W. Jones


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                         ROCKRESORTS WYOMING, LLC


                         By:  /s/ Jeffrey W. Jones
                              ------------------------------------------------
                              Name:      Jeffrey W. Jones
                              Title:     Senior Vice President and Principal
                              Accounting Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date
         /s/ Martha Dugan Rehm              Managing Member                                      March 25, 2004
---------------------------------------
Rockresorts International, LLC
By:   Martha Dugan Rehm
      Senior Vice President

          /s/ Edward E. Mace                President                                            March 22, 2004
---------------------------------------
            Edward E. Mace

         /s/ Jeffrey W. Jones               Senior Vice President and Principal                  March 25, 2004
---------------------------------------     Accounting Officer
           Jeffrey W. Jones


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                          TETON HOSPITALITY SERVICES, INC.


                          By:  /s/ Jeffrey W. Jones
                               -----------------------------------------------
                               Name:      Jeffrey W. Jones
                               Title:     Senior Vice President and Principal
                               Accounting Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date
           /s/ Adam M. Aron                 Chairman of the Board and Director                   March 25, 2004
---------------------------------------
             Adam M. Aron

         /s/ Jeffrey W. Jones               Senior Vice President, Principal Accounting          March 25, 2004
---------------------------------------     Officer and Director
           Jeffrey W. Jones

         /s/ Martha Dugan Rehm              Senior Vice President and Director                   March 25, 2004
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                     THE VAIL CORPORATION


                     By:  /s/ Jeffrey W. Jones
                          -----------------------------------------------
                          Name:      Jeffrey W. Jones
                          Title:     Senior Vice President and Principal
                          Accounting Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date
           /s/ Adam M. Aron                 Chairman of the Board, Chief Executive               March 25, 2004
---------------------------------------     Officer, President and Director
             Adam M. Aron

         /s/ Jeffrey W. Jones               Senior Vice President, Principal Accounting          March 25, 2004
---------------------------------------     Officer and Director
           Jeffrey W. Jones

         /s/ Martha Dugan Rehm              Senior Vice President and Director                   March 25, 2004
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                          THE VILLAGE AT BRECKENRIDGE ACQUISITION CORP., INC.


                          By:  /s/ Jeffrey W. Jones
                               -----------------------------------------------
                               Name:      Jeffrey W. Jones
                               Title:     Senior Vice President and Principal
                               Accounting Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date
          /s/ Roger McCarthy                President and Director                               March 25, 2004
---------------------------------------
            Roger McCarthy

         /s/ Jeffrey W. Jones               Senior Vice President, Principal Accounting          March 25, 2004
---------------------------------------     Officer and Director
           Jeffrey W. Jones

         /s/ Martha Dugan Rehm              Senior Vice President and Director                   March 25, 2004
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                       VAIL ASSOCIATES HOLDINGS, LTD.


                       By:  /s/ Jeffrey W. Jones
                            ------------------------------------------------
                            Name:      Jeffrey W. Jones
                            Title:     Senior Vice President and Principal
                            Accounting Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date
           /s/ Adam M. Aron                 Chairman of the Board and Director                   March 25, 2004
---------------------------------------
             Adam M. Aron

         /s/ James P. Thompson              President and Director                               March 25, 2004
---------------------------------------
           James P. Thompson

         /s/ Jeffrey W. Jones               Senior Vice President, Principal Accounting          March 25, 2004
---------------------------------------     Officer and Director
           Jeffrey W. Jones

         /s/ Martha Dugan Rehm              Senior Vice President and Director                   March 25, 2004
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                        VAIL ASSOCIATES REAL ESTATE, INC.


                        By:  /s/ Jeffrey W. Jones
                             -----------------------------------------------
                             Name:      Jeffrey W. Jones
                             Title:     Senior Vice President and Principal
                             Accounting Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date
           /s/ Adam M. Aron                 Chairman of the Board and Director                   March 25, 2004
---------------------------------------
             Adam M. Aron

         /s/ James P. Thompson              President and Director                               March 25, 2004
---------------------------------------
           James P. Thompson

         /s/ Jeffrey W. Jones               Senior Vice President, Principal Accounting          March 25, 2004
---------------------------------------     Officer and Director
           Jeffrey W. Jones

         /s/ Martha Dugan Rehm              Senior Vice President                                March 25, 2004
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                            VAIL FOOD SERVICES, INC.


                            By:  /s/ Jeffrey W. Jones
                                 ----------------------------------------------
                                 Name:      Jeffrey W. Jones
                                 Title:     Senior Vice President and Principal
                                 Accounting Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date
          /s/ William Jensen                Chairman of the Board, President and Director        March 25, 2004
---------------------------------------
            William Jensen

         /s/ Jeffrey W. Jones               Senior Vice President, Principal Accounting          March 25, 2004
---------------------------------------     Officer and Director
           Jeffrey W. Jones

         /s/ Martha Dugan Rehm              Senior Vice President and Director                   March 25, 2004
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                          VAIL HOLDINGS, INC.


                          By:  /s/ Jeffrey W. Jones
                               -----------------------------------------------
                               Name:      Jeffrey W. Jones
                               Title:     Chief Financial Officer, Senior Vice
                               President  and Principal Accounting Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date
           /s/ Adam M. Aron                 Chairman of the Board, Chief Executive               March 25, 2004
---------------------------------------     Officer, President and Director
             Adam M. Aron

         /s/ Jeffrey W. Jones               Senior Vice President, Chief Financial               March 25, 2004
---------------------------------------     Officer, Principal Accounting Officer and
           Jeffrey W. Jones                 Director

         /s/ Martha Dugan Rehm              Senior Vice President and Director                   March 25, 2004
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                           VAIL RESORTS DEVELOPMENT COMPANY


                           By:  /s/ Jeffrey W. Jones
                                -----------------------------------------------
                                Name:      Jeffrey W. Jones
                                Title:     Senior Vice President and Principal
                                Accounting Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date
           /s/ Adam M. Aron                 Chairman of the Board and Director                   March 25, 2004
---------------------------------------
             Adam M. Aron

         /s/ James P. Thompson              Chief Executive Officer, President and               March 25, 2004
---------------------------------------     Director
           James P. Thompson

         /s/ Jeffrey W. Jones               Senior Vice President, Principal Accounting          March 25, 2004
---------------------------------------     Officer and Director
           Jeffrey W. Jones

          /s/ Robert A. Katz                Director                                             March 25, 2004
---------------------------------------
            Robert A. Katz


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                            VAIL SUMMIT RESORTS, INC.


                            By:  /s/ Jeffrey W. Jones
                                 ----------------------------------------------
                                 Name:      Jeffrey W. Jones
                                 Title:     Senior Vice President and Principal
                                 Accounting Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date
           /s/ Adam M. Aron                 Chairman of the Board and Director                   March 25, 2004
---------------------------------------
             Adam M. Aron

         /s/ Jeffrey W. Jones               Senior Vice President, Principal Accounting          March 25, 2004
---------------------------------------     Officer and Director
           Jeffrey W. Jones

         /s/ Martha Dugan Rehm              Senior Vice President and Director                   March 25, 2004
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                        VAIL TRADEMARKS, INC.


                        By:  /s/ Jeffrey W. Jones
                             -----------------------------------------------
                             Name:      Jeffrey W. Jones
                             Title:     Senior Vice President and Principal
                             Accounting Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date
           /s/ Adam M. Aron                 Chairman of the Board and Director                   March 25, 2004
---------------------------------------
             Adam M. Aron

         /s/ Jeffrey W. Jones               Senior Vice President, Principal Accounting          March 25, 2004
---------------------------------------     Officer and Director
           Jeffrey W. Jones

         /s/ Martha Dugan Rehm              Senior Vice President and Director                   March 25, 2004
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                           VAIL/ARROWHEAD, INC.


                           By:  /s/ Jeffrey W. Jones
                                ----------------------------------------------
                                Name:      Jeffrey W. Jones
                                Title:     Senior Vice President and Principal
                                Accounting Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date
           /s/ Adam M. Aron                 Chairman of the Board and Director                   March 25, 2004
---------------------------------------
             Adam M. Aron

         /s/ James P. Thompson              President and Director                               March 25, 2004
---------------------------------------
           James P. Thompson

         /s/ Jeffrey W. Jones               Senior Vice President, Principal Accounting          March 25, 2004
---------------------------------------     Officer and Director
           Jeffrey W. Jones

         /s/ Martha Dugan Rehm              Senior Vice President and Director                   March 25, 2004
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                         VAIL/BEAVER CREEK RESORT PROPERTIES, INC.


                         By:  /s/ Jeffrey W. Jones
                              -----------------------------------------------
                              Name:      Jeffrey W. Jones
                              Title:     Senior Vice President and Principal
                              Accounting Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date
           /s/ Adam M. Aron                 Chairman of the Board and Director                   March 25, 2004
---------------------------------------
             Adam M. Aron

         /s/ Jeffrey W. Jones               Senior Vice President, Principal Accounting          March 25, 2004
---------------------------------------     Officer and Director
           Jeffrey W. Jones

         /s/ Martha Dugan Rehm              Senior Vice President and Director                   March 25, 2004
---------------------------------------
           Martha Dugan Rehm

         /s/ James P. Thompson              Vice President and Director                          March 25, 2004
---------------------------------------
           James P. Thompson


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                            VAMHC, INC.


                            By:  /s/ Jeffrey W. Jones
                                 --------------------------------------
                                 Name:      Jeffrey W. Jones
                                 Title:     Senior Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date
           /s/ Adam M. Aron                 Chairman of the Board and Director                   March 25, 2004
---------------------------------------
             Adam M. Aron

         /s/ Jeffrey W. Jones               Senior Vice President and Director                   March 25, 2004
---------------------------------------
           Jeffrey W. Jones

         /s/ Martha Dugan Rehm              Senior Vice President and Director                   March 25, 2004
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                         VAIL RR, INC.


                         By:  /s/ Jeffrey W. Jones
                              ------------------------------------------------
                              Name:      Jeffrey W. Jones
                              Title:     Senior Vice President and Principal
                              Accounting Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date
           /s/ Adam M. Aron                 Chairman of the Board, President and Director        March 25, 2004
---------------------------------------
             Adam M. Aron

         /s/ Jeffrey W. Jones               Senior Vice President, Principal Accounting          March 25, 2004
---------------------------------------     Officer and Director
           Jeffrey W. Jones

         /s/ Martha Dugan Rehm              Senior Vice President and Director                   March 25, 2004
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                          VA RANCHO MIRAGE I, INC.


                          By:  /s/ Jeffrey W. Jones
                               -----------------------------------------------
                               Name:      Jeffrey W. Jones
                               Title:     Senior Vice President and Principal
                               Accounting Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date
           /s/ Adam M. Aron                 Chairman of the Board and President                  March 25, 2004
---------------------------------------
             Adam M. Aron

         /s/ Jeffrey W. Jones               Senior Vice President, Principal Accounting          March 25, 2004
---------------------------------------     Officer and Director
           Jeffrey W. Jones

         /s/ Martha Dugan Rehm              Senior Vice President and Director                   March 25, 2004
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                         VA RANCHO MIRAGE II, INC.


                         By:  /s/ Jeffrey W. Jones
                              -----------------------------------------------
                              Name:      Jeffrey W. Jones
                              Title:     Senior Vice President and Principal
                              Accounting Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date
           /s/ Adam M. Aron                 Chairman and President                               March 25, 2004
---------------------------------------
             Adam M. Aron

         /s/ Jeffrey W. Jones               Senior Vice President, Principal Accounting          March 25, 2004
---------------------------------------     Officer and Director
           Jeffrey W. Jones

         /s/ Martha Dugan Rehm              Senior Vice President and Director                   March 25, 2004
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                            VA RANCHO MIRAGE RESORT, L.P.


                            By:  /s/ Jeffrey W. Jones
                                 ----------------------------------------------
                                 Name:      Jeffrey W. Jones
                                 Title:     Senior Vice President and Principal
                                 Accounting Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date
         /s/ Martha Dugan Rehm              General Partner                                      March 25, 2004
---------------------------------------
VA Rancho Mirage I, Inc.
By its Authorized Officer
Martha Dugan Rehm

         /s/ Martha Dugan Rehm              Limited Partner                                      March 25, 2004
---------------------------------------
VA Rancho Mirage II, Inc.
By its Authorized Officer
Martha Dugan Rehm

           /s/ Adam M. Aron                 Chairman of the Board and President of VA            March 25, 2004
---------------------------------------     Rancho Mirage I, Inc.
             Adam M. Aron

         /s/ Jeffrey W. Jones               Senior Vice President, Principal Accounting          March 25, 2004
---------------------------------------     Officer, and Director of VA Rancho Mirage I,
           Jeffrey W. Jones                 Inc.

         /s/ Martha Dugan Rehm              Senior Vice President and Director of VA             March 25, 2004
---------------------------------------     Rancho Mirage I, Inc.
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                             VR Heavenly I, Inc.


                             By:  /s/ Jeffrey W. Jones
                                  ----------------------------------------------
                                  Name:      Jeffrey W. Jones
                                  Title:     Senior Vice President and Principal
                                  Accounting Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date
         /s/ Jeffrey W. Jones               Senior Vice President, Principal Accounting          March 25, 2004
---------------------------------------     Officer and Director
           Jeffrey W. Jones

         /s/ Martha Dugan Rehm              Senior Vice President and Director                   March 25, 2004
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 25th day of March, 2004.

                           VR Heavenly II, Inc.


                           By:  /s/ Jeffrey W. Jones
                                -----------------------------------------------
                                Name:      Jeffrey W. Jones
                                Title:     Senior Vice President and Principal
                                Accounting Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey W. Jones and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                        Title                                 Date
         /s/ Jeffrey W. Jones               Senior Vice President, Principal Accounting          March 25, 2004
---------------------------------------     Officer and Director
           Jeffrey W. Jones

         /s/ Martha Dugan Rehm              Senior Vice President and Director                   March 25, 2004
---------------------------------------
           Martha Dugan Rehm
